Exhibit 4.5

                          CERTIFICATE OF DESIGNATION OF
                            PREFERENCES AND RIGHTS OF

                   EXCHANGEABLE CONVERTIBLE PREFERRED STOCK OF

                               ARCH PETROLEUM INC.


               Arch Petroleum Inc., a Delaware corporation (the "Company"), pursuant to Section 151 of the General Corporation Law of the State of Delaware does hereby make this Certificate of Designation and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Company (the "Board") by the Certificate of Incorporation, the Board hereby adopts the following resolution:

               RESOLVED, that pursuant to Article Four of the Certificate of Incorporation (which authorizes 1,000,000 shares of Preferred Stock, $.01 par value per share), the Board hereby creates and authorizes the issuance of a series of Exchangeable Convertible Preferred Stock of the Company, consisting of 727,273 shares, and hereby fixes the designations, powers and preferences, and the relative participating, optional and other special rights, and the qualifications, limitations and restrictions of the shares of such series as follows:

               SECTION 1. Designation; Rank. This series of Preferred Stock shall be designated "Exchangeable Convertible Preferred Stock, $.01 par value per share" (the "Convertible Preferred Stock"). The Convertible Preferred Stock will rank, with respect to the dividend rights and rights on liquidation, winding-up and dissolution, (a) senior to all classes of Common Stock and, each other class of capital stock or series of preferred stock established by the Board which does not expressly provide that it ranks senior to or on a parity with the Convertible Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution (collectively referred to with the Common Stock of the Company as "Junior Securities"), and (b) on a parity with each other class of capital stock or series of preferred stock issued by the Company established by the Board which expressly provides that such class or series will rank on a parity with the Convertible Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution (collectively referred to as "Parity Securities").

               SECTION 2. Certain Definitions. Unless the context otherwise requires, the following terms shall have their



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        respective meanings set forth below whenever used in this
        Certificate of Designation:

        "Affiliate" - the meaning stated in Exhibit A hereto.

        "As Converted Basis" - the meaning stated in Exhibit A hereto.

        "Board" - the meaning stated in the preamble hereto.

        "Business Day" - the meaning stated in Exhibit A hereto.

        "Common Stock" means the Company's Common Stock, $.01 par value per share, as constituted on October 20, 1994, and any shares of capital stock into which such Common Stock may thereafter be changed or that may be issued in respect of, in exchange for, or in substitution of such shares of Common Stock by reason of any transaction described in Section 6.

        "Convertible Preferred Stock" - the meaning stated in
Section 6.

        "Conversion Price" - the meaning stated in Section 6.

        "Current Market Price" - the meaning stated in Section
6(c)(iv).

        "default period" - the meaning stated in Section 5(c)(i).

        "Exchange Notes" - the meaning stated in Section 8.

        "Junior Securities" - the meaning stated in Section 1.

        "Liquidation Preference" - the meaning stated in Section 4.

        "Liquidation Value" - the meaning stated in Section 4.

        "Mandatory Conversion Date" - the meaning stated in Section
6(b).

        "Mandatory Conversion Notice" - the meaning stated in
Section 6(b).

        "Note Exchange Date" - the meaning stated in Section 8.

        "Parity Securities" - the meaning stated in Section 1.

        "Purchase Agreements" - the meaning stated in Section 8.




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        "Required Stockholders" - means (a) the holder or holders of at least 66
2/3% of the shares of Convertible Preferred Stock at the time outstanding if at such time the institutional investors listed on Schedule 1 to the Purchase Agreements and their respective affiliates in the aggregate hold at least 66
2/3% of the then outstanding Securities on an As Converted Basis, and (b) otherwise the holder or holders of at least a majority of the shares of Convertible Preferred Stock at the time outstanding.

        "Securities" - the meaning stated in Exhibit A hereto.

        "Senior Securities" - means each class of capital stock or series of preferred stock established by the Board the terms of which specifically provide that such class or series will rank senior to the Convertible Preferred Stock as to dividend rights or rights on liquidation, winding-up or dissolution.

        "Subsidiary" - the meaning stated in Exhibit A hereto.

        "Travelers" means The Travelers Indemnity Company.

        "Wholly-owned Subsidiary" - the meaning stated in Exhibit A hereto.

               SECTION 3. Dividends. Holders of shares of the Convertible Preferred Stock will be entitled to receive, when, as and if declared by the Board out of funds of the Company legally available for payment, cash dividends at an annual rate of $2.20 per share of Convertible Preferred Stock, payable semiannually in arrears on April 20 and October 20 of each year, commencing April 20, 1995, in lawful money of the United States of America. Each dividend will be payable to holders of record as they appear on the stock books of the Company on a record date, not less than ten days nor more than 60 days before the payment date, fixed by the Board. Dividends will be cumulative from the date of original issuance of the Convertible Preferred Stock. Dividends payable on the Convertible Preferred Stock for each full dividend period will be computed by annualizing the dividend rate and dividing by two. Dividends payable for any period less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Convertible Preferred Stock will not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends. No interest, or sum of money in lieu of interest, will be payable in respect of any accrued and unpaid dividends.

               No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Securities for any period unless full cumulative dividends shall have been paid



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or set apart for such payment on the Convertible Preferred Stock. If full dividends are not so paid, the Convertible Preferred Stock shall share dividends pro rata with the Parity Securities. No dividends may be paid or set apart for such payment on Junior Securities (except dividends on Junior Securities in additional shares of Junior Securities) and no Junior Securities may be repurchased, redeemed or otherwise retired nor may funds be set apart for payment with respect thereto, if full dividends have not been paid on the Convertible Preferred Stock. Notwithstanding the foregoing, the Company may make redemptions, purchases or other acquisitions of Junior Securities payable in Junior Securities or repurchases of Junior Securities in the ordinary course of business pursuant to the terms of any employee stock incentive plan adopted by the Board.

               SECTION 4. Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, before any payment or distribution of assets is made on any Junior Securities, including without limitation Common Stock of the Company, the holders of Convertible Preferred Stock shall receive a liquidation preference of $27.50 per share (the "Liquidation Preference") and shall be entitled to receive an amount equal to all unpaid dividends accrued to and including the date of distribution (the sum of the Liquidation Preference and such unpaid dividends is sometimes called the "Liquidation Value"), and the holders of any Parity Securities shall be entitled to receive an amount equal to the full respective liquidation preferences to which they are entitled and shall receive an amount equal to all unpaid dividends accrued with respect to their respective shares to and including the date of distribution. If, upon such a voluntary or involuntary liquidation, dissolution or winding-up of the Company, the assets of the Company are insufficient to pay in full the amounts described above as payable with respect to the Convertible Preferred Stock and any Parity Securities, the holders of the Convertible Preferred Stock and such Parity Securities will share ratably in any such distribution of assets of the Company first in proportion to their respective liquidation preferences until such preferences are paid in full, and then in proportion to their respective amounts of accrued but unpaid dividends. After payment of any such liquidating preference and accrued dividends, the shares of Convertible Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company. Neither the sale or transfer of all or substantially all the assets of the Company, nor the merger or consolidation of the Company into or with any other corporation or a merger of any other corporation with or into the Company, will be deemed to be a liquidation, dissolution or winding-up of the Company.




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               SECTION 5. Voting Rights. In addition to such other vote, if any, as may be required by Delaware law or provided by the resolution creating any other series of preferred stock of the Company, so long as any shares of Convertible Preferred Stock are outstanding, the holders of shares of Convertible Preferred Stock shall have the following voting rights:

               (a) Except as otherwise provided by law or as specified in this Certificate of Designation, the Convertible Preferred Stock shall have equal voting rights, on an As Converted Basis, with every outstanding share of Common Stock of the Company and each holder of Convertible Preferred Stock shall be entitled to one vote for each share of Common Stock, on an As Converted Basis, into which such Convertible Preferred Stock is at the time convertible on each matter on which the holders of Common Stock are entitled to vote.

               (b) The vote or consent of the Required Stockholders, voting together as a single class, shall be necessary for the Company to (i) issue, authorize or increase the authorized amount of, or issue or authorize or increase any obligation or security convertible into or evidencing a right to purchase, any class or series of Senior Securities, (ii) change the par value of the shares of Convertible Preferred Stock, (iii) alter or change the powers, preferences, or special rights of the shares of Convertible Preferred Stock or any other provision of the Certificate of Incorporation of the Company so as to affect the shares of Convertible Preferred Stock adversely (provided that neither an increase in the number of authorized shares of Preferred Stock, $.01 par value per share, as a class nor the creation and issuance of any series of Parity Securities or Junior Securities shall be deemed adverse), (iv) merge, consolidate or amalgamate with any other person (other than a Wholly-owned Subsidiary of the Company) or (v) sell, lease, transfer or otherwise dispose of all or substantially all of the assets of the Company in any transaction or series of related transactions.

               (c) (i) In the event that dividends on the Convertible Preferred Stock remain unpaid in cash for one Business Day more than a full semiannual period, the maximum authorized number of directors of the Company will be increased by two and holders of Convertible Preferred Stock shall be entitled to vote their shares of Convertible Preferred Stock, in accordance with the procedures set forth below, to elect, as a class, an additional two directors. So long as at least 87,273 shares of Convertible Preferred Stock shall be



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        outstanding, the holders of Convertible Preferred Stock shall retain the right to vote and elect, as a class, such number of directors until all dividends on the Convertible Preferred Stock are paid in full or declared and set aside for payment. Such period during which dividends remain unpaid is hereinafter referred to as a "default period"; and a default period with respect to any unpaid dividends shall be deemed to continue so long as such dividends or any other dividends on the Convertible Preferred Stock remain unpaid in cash.

                      (ii) So long as any shares of Convertible Preferred Stock shall be outstanding, during any default period, such voting right of the holders of Convertible Preferred Stock pursuant to paragraph W above may be exercised initially at a special meeting called pursuant to paragraph (iii) below or at any annual meeting of stockholders. The absence of a quorum of holders of Common Stock or any class thereof shall not affect the exercise of such voting rights by the holders of Convertible Preferred Stock.

                      (iii) Unless the holders of Convertible Preferred Stock have, during an existing default period, previously exercised their right to elect directors pursuant to paragraph (i) above, the Board may order, or any stockholder or stockholders owning in the aggregate not less than 10% of the outstanding shares of Convertible Preferred Stock may request, the calling of a special meeting of holders of Convertible Preferred Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Company. Notice of such meeting and of any annual meeting at which holders of Convertible Preferred Stock are entitled to vote pursuant to this paragraph shall be given to each holder of record of Convertible Preferred Stock by mailing a copy of such notice to such holder at such holder's last address as the same appears on the books of the Company. Such meeting shall be called for a time not later than 20 days after such order or request, or, in default of the calling of such meeting within 20 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the outstanding shares of Convertible Preferred Stock. Notwithstanding the provisions of this paragraph, no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of stockholders.




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                      (iv) During any default period, the holders of Common
        Stock and other classes of stock of the Company, if applicable, shall continue to be entitled to elect all of the directors unless and until the holders of Convertible Preferred Stock shall have exercised their right to elect two directors voting as a class, after the exercise of which right (A) the directors so elected by the holders of Convertible Preferred Stock pursuant to paragraph (i) above shall continue in office until the earlier of (1) such time as their successors shall have been elected by such holders and (2) the expiration of the default period, and (B) any vacancy in the Board may be filled by vote of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this paragraph to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (B) of the foregoing sentence.

                      (v) Immediately upon the expiration of a default period,
        (A) the right of the holders of Convertible Preferred Stock to elect directors pursuant to paragraph (i) above shall cease, (B) the term of any directors elected by the holders of Convertible Preferred Stock as a class pursuant to paragraph (i) above shall terminate, and (C) the number of directors shall be such number as may be provided for in the Certificate of Incorporation or Bylaws of the Company, without regard to any increase made pursuant to the provisions of paragraph (i) above (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate of Incorporation or Bylaws).

               (d) Travelers (as purchaser of at least 60% of the Convertible Preferred Stock originally issued pursuant to the Purchase Agreements) shall be entitled to designate one person who shall, without further action by the Company or the Board, become a director of the Company. After such right is exercised, W the director so designated by Travelers shall continue in office until the earlier of (A) such time as his or her successor shall have been designated by Travelers and (B) such time as Travelers and its affiliates in the aggregate cease to hold at least 87,273 shares of Convertible Preferred Stock, Common Stock into which such number of shares of Preferred Stock was converted pursuant to
        Section 6, or Exchange Notes for which such number of shares of Preferred Stock was exchanged pursuant to Section 8, and (ii) any vacancy in the Board resulting



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        from the resignation, removal, death or incapacity of the director designated by Travelers from time to time may be filled by Travelers. Reference in this paragraph to a director designated by Travelers shall include any director designated by Travelers to fill a vacancy as provided in clause (ii) of the foregoing sentence.

               SECTION 6.   Conversion.

               (a) Right to Convert. Each share of Convertible Preferred Stock will be convertible, at any time at the option of the holder thereof, into such number of whole shares of Common Stock as is equal to the aggregate Liquidation Preference of the shares of Convertible Preferred Stock surrendered for conversion divided by the conversion price of $2.75 per share of Common Stock, subject to adjustment as described in subsection (c) below (the "Conversion Price"). The Company will, out of funds legally available therefor, pay to the holder of each share of Convertible Preferred Stock being so converted all accrued and unpaid dividends on such share to the date of such conversion. Shares of Convertible Preferred Stock called for redemption will not be convertible after the close of business on the Business Day preceding the date fixed for redemption, unless the Company defaults in payment of the redemption price.

               (b) Company's Right to Require Conversion. If at any time after August 20, 1998 the Common Stock is listed on a national securities exchange or trades in the National Market System or in the over-the-counter market, and for a period of at least 60 consecutive trading days commencing on or after August 20, 1998 the closing sale price of the Common Stock reported on such exchange or in the National Market System or the average of the bid and asked prices of the Common Stock in the over-the-counter market equals or exceeds 125% of the Target Price (as below defined) then in effect, the Company may convert the shares of Convertible Preferred Stock, as a whole but not in part, into the respective numbers of whole shares of Common Stock specified in subsection (a) above at the Conversion Price then in effect. As used herein, the term "Target Price" means, as of any date of determination, the product of (a) the applicable redemption price set forth in Section 7(a) and (b) the Conversion Price then in effect

               Notice of such conversion (a "Mandatory Conversion Notice") shall be given to the holders of record of the shares of Convertible Preferred Stock within ten days following the completion of the 60-day trading period referred to in the foregoing paragraph at their respective addresses as the same shall appear on the books of the Company and shall specify (i)



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price information with respect to the Common Stock for such 60- day trading period in sufficient detail to establish the availability of the Company's right to convert the shares of Convertible Preferred Stock into shares of Common Stock pursuant to this subsection (b), (ii) the date fixed for such conversion, which shall be the tenth Business Day following such notice (the "Mandatory Conversion Date"), (iii) the place where certificates for shares of the Convertible Preferred Stock are to be surrendered for shares of Common Stock and (iv) that accrued dividends on shares of the Convertible Preferred Stock to and including the Mandatory Conversion Date shall be paid on the Mandatory Conversion Date to such holders of record and that dividends will cease to accrue on the Mandatory Conversion Date, but neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for conversion with respect to the other holders. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice. If any Mandatory Conversion Notice has been given pursuant to this subsection (b), then (unless the Company defaults in issuing shares of Common Stock in exchange for the Convertible Preferred Stock or fails to pay accrued and unpaid dividends on the Convertible Preferred Stock as set forth in the following paragraph of this subsection (b) and notwithstanding that any certificates for shares of the Convertible Preferred Stock have not been surrendered for conversion) on the Mandatory Conversion Date the holders of the Convertible Preferred Stock will (A) cease to be stockholders with respect to such shares of Preferred Stock and will have no interests in or claims against the Company by virtue thereof (except the right to receive shares of Common Stock in exchange therefor and accrued and unpaid dividends thereon to the Mandatory Conversion Date) and will have no voting, conversion or other rights with respect to such shares and the shares of Convertible Preferred Stock will no longer be outstanding and (B) be treated for all purposes as the record holders of shares of Common Stock.

               No shares of Convertible Preferred Stock may be converted into shares of Common Stock pursuant to this subsection (b) unless the Company has paid all accrued and unpaid dividends on the Convertible Preferred Stock to and including the Mandatory Conversion Date.

               (c) Anti-dilution Provisions. The Conversion Price is subject to adjustment from time to time as follows:

               (i) In case the Company shall (A) pay a dividend or make a distribution on Common Stock in shares of Common



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        Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares or (C) combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such action shall be adjusted as provided below so that the holder of any security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such holder would have received or been entitled to receive immediately following such action had such security been converted immediately prior thereto. An adjustment made pursuant to this subsection (c) shall become effective immediately, except as provided in subsection (f) below, after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

               (ii) In case the Company shall issue rights, warrants or options to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date therefor) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share (as determined pursuant to paragraph Uv) below) of the Common Stock on the record date for the determination of holders entitled to receive such rights, warrants or options, the Conversion Price shall be adjusted to a price, computed to the nearest cent, so that the same shall equal the price determined by multiplying:

                      (A) the Conversion Price in effect immediately prior to
               the date of issuance of such rights, warrants or options*by a fraction, of which

                      (B) the numerator shall be (1) the number of shares of
               Common Stock outstanding on the date of issuance of such rights, warrants or options immediately prior to such issuance, plus (2) the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price (determined by multiplying such total number of shares by the sum of the exercise price of such rights, warrants or options plus the fair market value of any consideration paid to the Company for such rights, warrants or options and dividing the product so obtained by such Current Market Price), and of which

                      (C) the denominator shall be (1) the number of shares of
               Common Stock outstanding on the date of



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               issuance of such rights, warrants or options, immediately prior to such issuance, plus (2) the number of additional shares of Common Stock which are so offered for subscription or purchase.

        Such adjustment shall become effective immediately, except as provided in paragraph (v) below, after the record date for the determination of holders entitled to receive such rights, warrants or options.

               (iii) In case the Company shall distribute to all or substantially all holders of Common Stock documents or instruments evidencing indebtedness, equity securities (including equity interests in a Subsidiary) other than Common Stock, or other assets (other than ordinary cash dividends out of earnings), or shall distribute to all or substantially all holders of Common Stock rights, warrants or options to subscribe to securities (other than those referred to in paragraph (ii) above), then in each such case the Company shall pay to the holder of each share of Convertible Preferred Stock such holder's pro rata share, on an As Converted Basis, of such distributions.

               (iv) For the purpose of any computation under paragraph (ii) above, the "Current Market Price" per share of Common Stock on any date of determination shall be deemed to be the average of the last sale prices of a share of Common Stock for the five consecutive trading days commencing not more than 20 trading days before the day (the "Benchmark Date") which is the earlier of (A) such date of determination and (B) the day immediately preceding the "ex" date with respect to the issuance or distribution requiring such computation, and ending not later than the Benchmark Date. For purposes of this paragraph, the term "'ex' date", when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the principal national securities exchange on which the Common Stock is listed or admitted to trading (or if not so listed or admitted on NASDAQ or a similar organization if NASDAQ is no longer reporting trading information) without the right to receive such issuance or distribution.

               (v) In any case in which this Section 6 shall require that an adjustment be made immediately following a record date, the Company may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Company shall, with respect to any



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        security converted after such record date and before such adjustment shall have become effective (A) defer making any cash payment or issuing to the holder of such security the number of shares of Common Stock and other capital stock of the Company issuable upon such conversion in excess of the number of shares of Common Stock and other capital stock of the Company issuable thereupon only on the basis of the Conversion Price prior to adjustment, and (B) not later than five Business Days after such adjustment shall have become effective, pay to such holder the appropriate cash payment and issue to such holder the additional shares of Common Stock and other capital stock of the Company issuable on such conversion.

               (vi) No adjustment in the Conversion Price shall be required if securityholders are to participate in the transaction on a basis and with notice that the Board determines in good faith to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. In addition, no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 11~ in the Conversion Price, provided that any adjustment which by reason of this paragraph (vi) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

               (vii) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly mail or cause to be mailed to each holder of Convertible Preferred Stock at the address of such as the same appears on the stock transfer books of the Company a notice setting forth the Conversion Price after such adjustment and setting forth in reasonable detail the facts requiring such adjustment and the calculations on which the adjustment is based.

               (viii) At its option, the Company may make such reduction in the Conversion Price, in addition to those otherwise required by this
        Section 6, as the Board deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes; provided that any such reduction shall not be effective until written evidence of the action of the Board authorizing such reduction shall be filed with the secretary of the Company and notice thereof shall have been given by first class mail, postage prepaid,



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        to each holder of shares of the Convertible Preferred Stock at such holder's address as the same appears on the stock transfer books of the Company.

               (d) Consolidation, Merger or Sale of Assets. If any transaction shall occur, including without limitation (i) any recapitalization or reclassification of shares of Common Stock (other than a change in par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (ii) any consolidation, merger or amalgamation of the Company with or into another person or any merger of another person into the Company (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Common Stock), (iii) any sale or transfer of all or substantially all of the assets of the Company, or (iv) any compulsory share exchange, pursuant to any of which holders of Common Stock shall be entitled to receive other securities, cash or other property, then appropriate provision satisfactory to the Required Stockholders shall be made so that the holder of each share of Convertible Preferred Stock then outstanding shall have the right thereafter to convert such share only into the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, amalgamation, sale, transfer, or share exchange by a holder of the number of shares of Common Stock issuable upon conversion of such share of Convertible Preferred Stock immediately prior to such recapitalization, reclassification, consolidation, merger, amalgamation, sale, transfer or share exchange, after giving effect to any adjustment in the Conversion Price in accordance with
Section 6 hereof, and the Company shall not enter into any such consolidation, merger, amalgamation or sale, unless the company formed by such consolidation or amalgamation or resulting from such merger or that acquires such assets or that acquires the Company's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments that, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent documents, shall be as nearly equivalent as may be practicable to the relevant adjustments provided for in subsection (c) above and in this subsection (d).

               (e) Accrued Dividends and Fractional Shares. Dividends shall cease to accrue on shares of the Convertible Preferred Stock surrendered for conversion into Common Stock pursuant to subsection (a) above or required to be converted pursuant to subsection (b) above. No fractional shares of Common Stock shall



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be issued upon conversion of the Convertible Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall, after aggregation of all fractional share interests held by each holder, pay cash equal to such remaining fractional interest multiplied by the fair market value (determined in good faith by the Board and described in a resolution of the Board) of such share at the time of conversion.

               (f) Mechanics of Conversion. Before any holder of Convertible Preferred Stock shall be entitled to convert the same into shares of Common Stock pursuant to subsection (a) above and to receive certificates therefor, such holder shall surrender the certificate or certificates for the Convertible Preferred Stock to be converted, duly endorsed, at the office of the Company or of any transfer agent for the Convertible Preferred Stock, and shall give written notice to the Company at such office that such holder elects to convert the same. Such conversion pursuant to subsection (a) above shall be deemed to have been made immediately prior to the close of business on the date of such surrender and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. The Company shall, within five Business Days after such surrender (or, in the case of a mandatory conversion pursuant to subsection (b) above, on the Mandatory Conversion Date), issue and deliver at such office to such holder of the Convertible Preferred Stock (or to any other person specified in the notice delivered by such holder), a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder for any cash amounts payable as the result of a conversion into fractional shares of Common Stock. In case any certificate for shares of the Convertible Preferred Stock shall be surrendered for conversion of only a part of the shares represented thereby, the Company shall deliver within five Business Days at such office to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Convertible Preferred Stock represented by such surrendered certificate which are not being converted. Notwithstanding the foregoing, the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion (other than a mandatory conversion pursuant to subsection (b) above) unless the certificates evidencing the Convertible Preferred Stock are either delivered to the Company or its transfer agent or the Company or its transfer agent shall have received evidence satisfactory to it that such certificates have been lost, stolen, destroyed or mutilated and the holder of such Convertible Preferred Stock executes an indemnity satisfactory to the Company. The issuance



                           CERTIFICATE OF DESIGNATION
of certificates of shares of Common Stock issuable upon conversion of shares of Convertible Preferred Stock shall be made without charge to the converting holder for any tax imposed in respect of the issuance thereof, provided that the Company shall not be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the shares of Convertible Preferred Stock being converted, and provided further that the Company in no event shall be required to pay any income taxes which may be incurred by any holder upon such conversion or transfer.

               (g) No Impairment. The Company will not, through any reorganization, transfer of assets, consolidation, merger, amalgamation, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Convertible Preferred Stock against impairment.

               SECTION 7. Redemption. The Convertible Preferred Stock shall not be redeemable except as set forth below.

               (a) Optional Redemption. On or after October 20, 1998, the Company may, at its option, redeem all or from time to time any part of the shares of Convertible Preferred Stock (provided that any such partial redemption shall not be for less than 100,000 shares of Convertible Preferred Stock), out of funds legally available therefor, upon giving a notice of redemption as set forth below at the following redemption prices per share (expressed as a percentage of the Liquidation Preference thereof as of the date of such redemption), plus an amount equal to accrued and unpaid dividends, if any, on such shares up to and including the date fixed for redemption:

                                                               Redemption
                      Redemption Date                             Price

October 20, 1998 to October 19, 1999.........................    103.150%
October 20, 1999 to October 19, 2000.........................    102.625%
October 20, 2000 to October 19, 2001.........................    102.100%
October 20, 2001 to October 19, 2002.........................    101.575%
October 20, 2002 to October 19, 2003.........................    101.050%
October 20, 2003 to October 19, 2004.........................    100.525%





                           CERTIFICATE OF DESIGNATION
provided that if the date fixed for redemption is an April 20 or October 20, then the dividends payable on such date shall be paid to the holder of record on the next preceding April 5 or October 5 and an amount equal to such dividend paid shall not be included in the amount to be paid upon redemption.

               (b) Mandatory Redemption. All outstanding shares of Convertible Preferred Stock shall be redeemed by the Company, to the extent of funds legally available therefor, on October 20, 2004, upon giving of notice of redemption, at a redemption price per share equal to the Liquidation Preference plus an amount equal to accrued and unpaid dividends up to and including the date of such redemption.

               (c) Partial Redemptions. If fewer than all of the outstanding shares of the Convertible Preferred Stock are to be redeemed, the shares to be redeemed will be determined pro rata as nearly as practicable among all holders of such outstanding shares. In the event that any semiannual dividends payable on the Convertible Preferred Stock are in arrears, the Convertible Preferred Stock may not be redeemed unless all outstanding shares 6f Convertible Preferred Stock are simultaneously redeemed.

               (d) Notice of Redemption. Notice of optional or mandatory redemption will be given by mail, not less than 30 nor more than 60 days prior to the date fixed for such redemption, to each record holder of the shares of Convertible Preferred Stock to be redeemed at the address of such holder in the stock transfer books of the Company. If a notice of redemption has been given, from and after the specified redemption date (unless the Company defaults in making payment of the redemption price), dividends on the Convertible Preferred Stock so called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Company (except the right to receive the redemption price) will cease.

               SECTION 8. Exchange Provisions. (a) Shares of Convertible Preferred Stock will be exchangeable at the option of the Company, to the extent of funds legally available therefor, in whole but not in part, on any April 20 or October 20 up to and including April 20, 2004 (a "Note Exchange Date"), through the issuance of the Company's 10.563% Series C Convertible Subordinated Notes due 2004 (the "Exchange Notes") in redemption of and in exchange for shares of Convertible Preferred Stock, in the manner provided in this Section 8. The Exchange Notes will be in the form and subject to the terms and conditions provided in the several Securities Purchase Agreements dated as of October 15, 1994 (the "Purchase Agreements") between the Company and the



                           CERTIFICATE OF DESIGNATION
institutional investors listed on Schedule 1 thereto, in the form, without Exhibits thereto, attached hereto as Exhibit A.

               (b) Holders of the Convertible Preferred Stock will be entitled to receive Exchange Notes in an aggregate principal amount equal to the aggregate Liquidation Preference of the shares of Convertible Preferred Stock being exchanged. Such exchange may be made only if, at the time of the exchange
(i) all conditions precedent to the issuance of the Exchange Notes pursuant to the Purchase Agreements shall have been satisfied or waived in accordance with the terms of the Purchase Agreements, and (ii) there shall be no dividend arrearage (including the dividend payable on the date of exchange) on the shares of the Convertible Preferred Stock.

               (c) The Company will mail notice of its intention to redeem through such an exchange to each holder of record of the Convertible Preferred Stock not less than 30 nor more than 60 days before the Note Exchange Date. Such notice shall be given by first class mail, postage prepaid, to the holders of record of shares of the Convertible Preferred Stock at their respective addresses as the same shall appear on the books of the Company, specifying the Note Exchange Date and the place where certificates for shares of the Convertible Preferred Stock are to be surrendered for Exchange Notes and stating that dividends on shares of the Convertible Preferred Stock will cease to accrue on the Note Exchange Date, but neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for redemption and exchange with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice. If notice of exchange has been given pursuant to this subsection (c) then (unless the Company defaults in issuing Exchange Notes in redemption of and in exchange for the Convertible Preferred Stock or fails to pay or set aside accrued and unpaid dividends on the Convertible Preferred Stock as set forth in subsection (d) below and notwithstanding that any certificates for shares of the Convertible Preferred Stock have not been surrendered for exchange) on the Note Exchange Date the holders of the Convertible Preferred Stock will (i) cease to be stockholders with respect to such shares and will have no interests in or claims against the Company by virtue thereof (except the right to receive Exchange Notes in exchange therefor and accrued and unpaid dividends thereon to the Note Exchange
Date) and will have no voting, conversion or other rights with respect to such shares, and the shares of Convertible Preferred Stock will no



                           CERTIFICATE OF DESIGNATION
longer be outstanding and (ii) be treated for all purposes as the registered holders of Exchange Notes.

               Upon the surrender (and endorsement, if required by the Company) in accordance with such notice of the certificates for shares of the Convertible Preferred Stock such certificates shall be exchanged for Exchange Notes and such accrued and unpaid dividends in accordance with this subsection (c). Notwithstanding the foregoing, if notice of redemption and exchange has been given pursuant to this subsection (c) and any holder of shares of the Convertible Preferred Stock shall, prior to the close of business on the Business Day next preceding the Note Exchange Date, give written notice to the Company pursuant to Section 8 hereof of the conversion of any or all of the shares to be redeemed and exchanged held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Company, and any necessary transfer tax payment, as required by Section 6 hereof), then such redemption and exchange shall not become effective as provided in Section 8 on its behalf, with a paying agent or segregated and held in trust by the Company for the redemption and exchange of such shares shall (subject to any right of the holder of such shares to receive the accrued dividends payable thereon as provided in Section 6 hereof) immediately upon such conversion be returned to the Company or, if then held in trust by the Company, shall be discharged from such trust.



                           CERTIFICATE OF DESIGNATION

               (d) No shares of Convertible Preferred Sock may be exchanged for Exchange Notes unless the Company has paid or set aside for the benefit of the holders of the Convertible Preferred Stock all accrued and unpaid dividends on the Convertible Preferred Stock to the Note Exchange Date.

               SECTION 9. Status of Reacquired Shares. If shares of the Convertible Preferred Stock are converted pursuant to Section 6 hereof, redeemed pursuant to Section 7 hereof or exchanged pursuant to Section 8 hereof, the shares so converted, redeemed or exchanged shall, upon compliance with any statutory requirements, assume the status of authorized but unissued shares of preferred stock of the Company.

               SECTION 10. Reserved Shares. So long as any shares of Convertible Preferred Stock remain outstanding, the Company agrees to keep reserved for issuance in connection with the conversion of the Convertible Preferred Stock at all times a number of authorized but unissued shares of Common Stock at least equal to 100% of the number of shares of Common Stock issuable upon conversion of all of the Convertible Preferred Stock outstanding at such time.

               SECTION 11. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or when sent by telex or telecopier (with receipt confirmed), provided a copy is also sent by express (overnight, if possible) courier, addressed (i) in the case of a holder of the Convertible Preferred Stock, to such holder's address of record, and (ii) in the case of the Company, to the Company's principal executive offices to the attention of the Company's president.

               SECTION 12. Amendments and Waivers. Any right, preference, privilege or power of, or restriction provided for the benefit of, the Convertible Preferred Stock set forth herein may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the vote or consent of the Required Stockholders, and any amendment or waiver so effected shall be binding upon the Company and all holders of the Convertible Preferred Stock.





                           CERTIFICATE OF DESIGNATION

        IN WITNESS WHEREOF, Arch Petroleum Inc. has caused this Certificate of Designation to be duly executed by its duly authorized officer and attested by its secretary this day of October, 1994.

                                            ARCH PETROLEUM INC.


                                            By
                                      Name:
                                     Title:

ATTEST:



Name:
Title: Secretary






                           CERTIFICATE OF DESIGNATION

                                    EXHIBIT A
                                       TO
                           CERTIFICATE OF DESIGNATION

            [FORM OF SECURITIES PURCHASE AGREEMENT WITHOUT EXHIBITS]*










-------------------------
* Counterparts of the Securities Purchase Agreements shall omit this Exhibit to the form Certificate of Designation attached thereto as Exhibit A.

                                                                      Exhibit A

                               ARCH PETROLEUM INC.



                      -------------------------------------

                          SECURITIES PURCHASE AGREEMENT
                      -------------------------------------


                                 727,273 Shares
                    Exchangeable Convertible Preferred Stock

                                    $500,000
             9.75% Series A Convertible Subordinated Notes due 2004

                                   $4,500,000
              Adjustable Rate Series B Subordinated Notes due 2004

                          Dated as of October 15, 1994

                                TABLE OF CONTENTS


                                                                            Page

SECTION 1.            ISSUANCE OF SECURITIES...............................  1
               1.1    Authorization........................................  1
               1.2    Purchase and Sale of Securities;
                      the Closing..........................................  2

SECTION 2.            REPRESENTATION AND WARRANTIES OF
                      THE COMPANY..........................................  2
               2.1    Organization, Qualification,
                      Authorization, Capital Stock.........................  2
               2.2    Business, Properties and Other
                      Information..........................................  4
               2.3    Incorporation, Good Standing and
                      Ownership of Subsidiaries............................  5
               2.4    Financial Statements.................................  5
               2.5    Compliance with Laws, Other
                      Instruments, Etc.....................................  6
               2.6    No Defaults Under Existing
                      Indebtedness.........................................  6
               2.7    Governmental Authorizations, Etc.....................  7
               2.8    Litigation; Observance of Statutes,
                      Regulations and Orders...............................  7
               2.9    Taxes................................................  7
               2.10   Title to Properties; Reserve
                      Reports, Etc.........................................  7
               2.11   Licenses, Permits, Etc...............................  8
               2.12   Compliance with ERISA................................  8
               2.13   Private Offering.....................................  9
               2.14   Use of Proceeds; Margin
                      Regulations..........................................  9
               2.15   Foreign Assets Control Regulations................... 10
               2.16   Investment Company Act and Holding
                      Company Status....................................... 10
               2.17   Environmental Matters................................ 10
               2.18   Solvency..............................................12
               2.19   Registration Rights...................................12
               2.20   Other Agreements......................................12

SECTION 3.            REPRESENTATIONS AND WARRANTIES OF
                      THE PURCHASER.........................................12
               3.1    Purchase of Securities................................12
               3.2    Source of Funds.......................................12
               3.3    Accredited Investor...................................13

SECTION 4.            CONDITIONS OF CLOSING.................................14

                                                                            Page


               4.1    Proceedings..........................................14
               4.2    Representations and Warranties; No
                      Default..............................................14
               4.3    Opinions of Counsel..................................14
               4.4    Registration Rights Agreement........................14
               4.5    Board Designee.......................................14
               4.6    Private Placement Number.............................15
               4.7    Reliance Letter for Reserve
                      Reports..............................................15
               4.8    Legality.............................................15
               4.9    Payment of Fees......................................15
               4.10   Sale of Securities to Other
                      Purchasers...........................................15

SECTION 5.            PREPAYMENTS OF NOTES; PURCHASE OF
                      SECURITIES...........................................15
               5.1    Option Prepayment....................................15
               5.2    Notice of Optional Prepayment........................16
               5.3    Required Prepayments of Series B
                      Notes................................................16
               5.4    Partial Prepayments Pro Rata.........................17
               5.5    Purchase of Securities...............................17
SECTION 6.            FINANCIAL STATEMENTS AND INFORMATION.................17

SECTION 7.            INSPECTION OF PROPERTIES AND BOOKS;
                      CONFIDENTIALITY BOARD OBSERVATION
                      RIGHTS...............................................19

SECTION 8.            COVENANTS............................................21
               8.1    Payment of Principal, Interest and
                      Premium, Etc.........................................21
               8.2    To Keep Books, Reserves; Corporate
                      Existence; Payment of Taxes;
                      Maintenance of Properties;
                      Compliance with Laws; Etc............................21
               8.3    Insurance............................................22
               8.4    Nature of Business...................................22
               8.5    Certain Financial Conditions.........................23
               8.6    Limitation on Restricted Payments
                      and Restricted Investments, Etc......................24
               8.7    Consolidation, Merger or
                      Disposition of Assets as an
                      Entirety.............................................24
               8.8    Transactions with Affiliates.........................25

SECTION 9.            DEFINITIONS..........................................25
               9.1    Definitions..........................................25
               9.2    Accounting Terms.....................................35

                                                                            Page



SECTION 10.           EVENTS OF DEFAULT; REMEDIES...........................36
               10.1   Events of Default; Acceleration of
                      Maturity and Rescission...............................36
               10.2   Suits for Enforcement.................................39
               10.3   Remedies Cumulative...................................39
               10.4   Remedies Not Waived...................................39

SECTION 11.           CONVERSION AND EXCHANGE OF NOTES;
                      ANTIDILUTION PROVISIONS...............................39
               11.1   Conversion of Notes...................................39
               11.2   Exchange of Convertible Preferred
                      Stock for Series C Notes..............................41
               11.3   Antidilution Provisions; Accrued
                      Interest and Fractional Shares;
                      Mechanics of Conversion; No
                      Impairment; Etc.......................................42

SECTION 12.           SUBORDINATION OF NOTES................................46
               12.1   General...............................................46
               12.2   Effects of Certain Defaults in
                      Respect of Senior Indebtedness........................47
               12.3   Insolvency, Etc.......................................47
               12.4   Turnover of Payment...................................48
               12.5   No Prejudice or Impairment............................48
               12.6   Payment of Senior Indebtedness,
                      Subrogation, Etc......................................49
               12.7   Miscellaneous.........................................49

SECTION 13.           REGISTRATION, TRANSFER AND EXCHANGE
                      OF SECURITIES; RESTRICTIVE LEGENDS
                      TRANSFER RESTRICTIONS.................................49

SECTION 14.           LOST, ETC., NOTES.....................................50

SECTION 15.           AMENDMENT AND WAIVER..................................51

SECTION 16.           HOME OFFICE PAYMENT...................................52

SECTION 17.           LIABILITIES OF THE PURCHASER..........................52

SECTION 18.           CERTAIN TAXES.........................................52

SECTION 19.           MISCELLANEOUS.........................................53
               19.1   Expenses..............................................53
               19.2   Reliance on and Survival of
                      Representations.......................................54
               19.3   Successors and Assigns................................54
               19.4   Communications........................................54

                                                                            Page


               19.5   Consent to Jurisdiction; Service of
                      Process; Waiver of Jury Trial..........................54
               19.6   Indemnification........................................56
               19.7   Governing Law..........................................56
               19.8   Headings...............................................56
               19.9   Counterparts...........................................56


SCHEDULE I - Names and Addresses of Purchasers

EXHIBIT A             --     FORM OF CERTIFICATE OF DESIGNATION
EXHIBIT B-1           --     FORM OF SERIES A NOTE
EXHIBIT B-2           --     FORM OF SERIES B NOTE
EXHIBIT B-3           --     FORM OF SERIES C NOTE
EXHIBIT C             --     FORM OF OPINION OF SPECIAL COUNSEL TO THE
                             PURCHASERS
EXHIBIT D             --     FORM OF OPINION OF COUNSEL TO THE COMPANY
EXHIBIT E             --     FORM OF REGISTRATION RIGHTS AGREEMENT
EXHIBIT F             --     FORM OF OPINION TO BE DELIVERED UPON AN
                             EXCHANGE OF CONVERTIBLE PREFERRED STOCK FOR
                             SERIES C NOTES
EXHIBIT 2.1           --     OUTSTANDING CONVERTIBLE SECURITIES, OPTIONS,
                             ETC.
EXHIBIT 2.3           --     SUBSIDIARIES
EXHIBIT 2.6           --     EXISTING INDEBTEDNESS
EXHIBIT 2.8           --     LITIGATION
EXHIBIT 2.17          --     ENVIRONMENTAL MATTERS
EXHIBIT 8.6           --     EXISTING INVESTMENTS

                               ARCH PETROLEUM INC.
                           777 Taylor Street, Suite II
                             Fort Worth, Texas 76102

                              --------------------

                          SECURITIES PURCHASE AGREEMENT

                              --------------------

                                                         As of October 15, 1994

TO THE PURCHASER WHOSE NAME
APPEARS IN THE ACCEPTANCE
FORM AT THE END HEREOF

Ladies and Gentlemen:

               ARCH PETROLEUM INC., a Delaware corporation (the "Company"), hereby agrees with you as follows:

               SECTION 1. ISSUANCE OF SECURITIES.

               SECTION 1.1. Authorization. The Company has duly authorized the issue and sale of (A) 727,273 shares of its Exchangeable Convertible Preferred Stock, par value $.01 per share (the "Convertible Preferred Stock"), having an aggregate liquidation preference of $20,000,000 and other rights as specified in the Certificate of Designation of Preferences and Rights in the form of Exhibit A attached hereto (the "Certificate of Designation"), (B) $500,000 aggregate principal amount of its 9.75% Series A Convertible Subordinated Notes due 2004 (the "Series A Notes"), each such Series A Note to be substantially in the form of Exhibit B-1 attached hereto, (C) $4,500,000 aggregate principal amount of its Adjustable Rate Series B Subordinated Notes due 2004 (the "Series B Notes"), each such Series B Note to be substantially in the form of Exhibit B-2 attached hereto, and (D) under circumstances described in the Certificate of Designation up to $20,000,000 aggregate principal amount of its 10.563% Series C Convertible Subordinated Notes due 2004 (the "Series C Notes" and, together with the Series A Notes and the Series B Notes, the "Notes", and the Notes, together with the Convertible Preferred Stock, the "Securities"), each such Series C Note to be substantially in the form of Exhibit B-3 attached hereto. The Series C Notes will be issued in exchange for shares of Convertible Preferred Stock.

               As used herein, the term "Shares" shall mean all shares of Convertible Preferred Stock originally issued pursuant to this Agreement and the other agreements referred to in Section 2.20, and the term "Notes" shall mean all notes originally delivered pursuant to this Agreement and said other agreements and all notes delivered in substitution or exchange for any such note. Where applicable, such terms shall include the singular number as well as the plural. The terms "Share", "Series A Note", "Series B Note", "Series C Note" and "Note" shall mean one of the Shares, Series A Notes, Series B Notes, Series C Notes and Notes, respectively.

               SECTION 1.2. Purchase and Sale of Securities; the Closing. Subject to the terms and conditions hereof, the Company hereby agrees to sell to you, and you agree to purchase from the Company, the number of Shares and/or the respective aggregate principal amounts of Series A Notes and Series B Notes as set forth opposite your name in Schedule I attached hereto, at a purchase price equal to $27.50 for each Share and 100% of the principal amount of each Note being purchased by you. The closing of such purchase shall be held at 10:00 A.M., New York time, on October 20, 1994 or on such later Business Day as may be agreed to by you and the Company (the "Closing Date"), at the offices of Willkie Farr & Gallagher, 153 East 53rd Street, New York, NY 10022.

               On the Closing Date, the Company will deliver to you (A) if you are purchasing Shares, one or more certificates representing the Shares to be purchased by you, registered in your name or in the name of one or more of your nominees and, in any denominations (in a minimum of 10,000 shares), all as you may specify by timely notice to the Company (or, in the absence of such notice, one certificate registered in your name), and (B) if you are purchasing Notes, one or more Notes of each series, dated the Closing Date and registered in your name or in the name of one or more of your nominees, in any denominations (in a minimum amount of $500,000) and in the aggregate principal amount to be purchased by you, all as you may specify by timely notice to the Company (or, in the absence of such notice, one Series A Note and one Series B Note registered in your name) in each case against your delivery to the Company of immediately available funds in the amount of the purchase price of such Securities, such delivery to be by wire transfer to the Company's Account No. 9740426379 at Bank One, Texas, N.A. (Forth Worth, Texas) (ABA No. 111000614).

               SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to you as follows:

               SECTION 2.1. Organization, Qualification, Authorization, Capital Stock. A. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own or hold under lease the property it purports to own or hold under lease, to transact the business it transacts, to execute and deliver this Agreement and each of the other Transaction Documents and to perform the provisions hereof and thereof. The Company is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or held under lease by it or the nature of the business transacted by it requires such qualification, except where the failure to be so qualified individually and in the aggregate would not have a Material Adverse Effect.

               B. The execution, delivery and performance of this Agreement and each of the other Transaction Documents have been duly authorized by all necessary action on the part of the Company. This Agreement is, and the other Transaction Documents when executed and delivered by the Company will be, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors, rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               C. The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, $.01 par value per share, and 1,000,000 shares of Preferred Stock, $.01 par value per share, of which 17,186,404 shares of Common Stock and no shares of Preferred Stock are issued and outstanding. All of such issued and outstanding shares of Common Stock are (and upon issuance on the Closing Date as provided in this Agreement 727,273 shares of Convertible Preferred Stock will be) validly issued, fully paid and nonassessable without preemptive rights of shareholders with respect thereto. Except as described on
Exhibit 2.1, as of the Closing Date the Company will have no outstanding securities (other than the Series A Notes, the Series 2 Notes and the Convertible Preferred Stock) convertible into or exchangeable for any shares of its capital stock or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any shares of its capital stock or any securities convertible into or exchangeable for any shares of its capital stock. As of the Closing Date, 7,454,547 shares of Common Stock, being all shares of Common Stock issuable upon conversion of the Series A Notes and the Convertible Preferred Stock (or the Series C Notes issuable in exchange for shares of Convertible Preferred Stock), will have been reserved for issuance upon such conversion and, when so issued, will be fully paid and nonassessable. The Board of Directors has unanimously approved submission to the stockholders of the Company, for approval at the next annual meeting of such stockholders (or at an earlier special meeting of such stockholders), a proposal that the Certificate of Incorporation of the Company be amended to increase the authorized number of shares of Common Stock to at least 26,636,364 shares, of which 1,636,364 such shares, being all shares of Common Stock issuable upon conversion of the Series B Notes as of the Closing Date, will be reserved for issuance upon such conversion and, when so issued, will be fully paid and nonassessable.

               SECTION 2.2. Business, Proportion and Other Information. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and has delivered to you copies of the following reports and proxy statement filed with the Commission:

               A. its Annual Report on Form 10-K for its fiscal year ended December 31, 1993, filed pursuant to Section 13(a) of said Act, as amended on Form 10-K/A-1 dated July 14, 1994 and Form 10-K/A-2 dated August 10, 1994;

               B. its Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31 (as amended on Form 10-Q/A-1 dated July 14, 1994 and Form 10-Q/A-2 dated August 10, 1994) and June 30, 1994, each filed pursuant to Section 13(a) of said Act;

               C. its Current Report on Form 8-K dated as of March 31, 1994, as amended on Form 8-K/A-1 dated June 10, 1994 and Form 8-K/A-2 dated July 14, 1994; and

               D. the Proxy Statement for its 1994 Annual Meeting of Stockholders, filed pursuant to Section 14 of said Act.

               Said reports and proxy statement comprise all reports and proxy statements required to be filed by the Company with the Commission since December 31, 1993 and are collectively called the "SEC Reports", which term shall also include on the Closing Date all further reports and proxy statements which the Company may theretofore have furnished to you pursuant to Section 6D.

               The Company has also delivered to you a private placement memorandum dated May 25, 1994 (the "Placement Memorandum"), prepared by the Company, and used by EnCap Investments L.C. in connection with the transactions contemplated hereby.

               Neither the SEC Reports listed above, the Placement Memorandum, this Agreement, nor any other document, slide presentation, certificate, written statement or projection of future economic performance furnished to you by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; provided that to the extent any such information therein was based upon or constitutes an estimate or projection, the Company represents only that in preparing such estimate or projection it acted in good faith and on a basis which the Company reasonably believed to be reasonable based on the assumptions set forth in the Placement Memorandum and on a basis consistent with the financial statements referred to in Section 2.4. The Company knows of no facts (other than matters of a general economic nature) not disclosed in the SEC Reports listed above, the Placement Memorandum or such other documents referred to above as having been delivered to you which facts individually or in the aggregate have a Material Adverse Effect or, so far as the Company can now foresee, could have a Material Adverse Effect.

               SECTION 2.3. Incorporation, Good Standing and Ownership of Subsidiaries. Exhibit 2.3 is a complete and correct list of Subsidiaries of the Company, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization and the percentage of shares of each class of securities of such Subsidiary owned by the Company and each other Subsidiary of the Company. All of the outstanding shares of each of the Subsidiaries shown in
Exhibit 2.3 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and, except as set forth in Exhibit 2.3, are owned by the Company or another Subsidiary free and clear of any Lien. All of the Subsidiaries are consolidated Subsidiaries of the Company. No shares of the Company are owned by any of its Subsidiaries.

               Each Subsidiary is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or held under lease by it or nature of the business transacted by it requires such qualification, except where the failure to be so qualified individually and in the aggregate would not have a Material Adverse Effect. Each Subsidiary has all requisite power and authority to own or hold under lease the property it purports to own or hold under lease and to transact the business it transacts.

               SECTION 2.4. Financial Statements. The Company has delivered to you copies of

               A. the consolidated balance sheets of the Company and its Subsidiaries as of October 31 and December 31, 1991 and December 31, 1992 and 1993 and the related consolidated statements of operations, changes in shareholders, equity and cash flows of the Company and its Subsidiaries for each of the fiscal years ending on October 31, 1991 and December 31, 1992 and 1993 and for the two-month period ended on December 31, 1991, all with reports thereon of Price Waterhouse, independent public accountants; and

               B. the unaudited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 1994 and the related consolidated statements of operations and cash flows of the Company and its Subsidiaries for the fiscal quarter and six-month period then ended.

        All such financial statements (including any related schedules and notes) are complete and correct and present fairly the consolidated financial condition of the Company and its Subsidiaries as of the respective dates of such consolidated balance sheets and the consolidated results of their operations for the periods ended on said dates and have been prepared in accordance with GAAP consistently applied by the Company and its Subsidiaries throughout the periods involved (subject to normal year-end audit adjustments). There has been no material adverse change in the assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries since December 31, 1993 from that set forth in the financial statements as of and for the period ended on said date, except as set forth in the Company's most recent Quarterly Report on Form 10-Q referred to in Section 2.2B.

               SECTION 2.5. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement, the Series A Notes, the Series B Notes and the other Transaction Documents and the issuance of the Convertible

Preferred Stock to be issued on the Closing Date will not: (A) conflict with the corporate charter, by-laws or other organizational documents of the Company or any Subsidiary; (B) result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, bank loan or credit agreement, or any other agreement or instrument to which the Company or any Subsidiary is a party or by which their respective properties may be bound or affected; or (C) conflict with or result in a breach of any of the terms, conditions or provisions of any Order of any court, arbitrator or Governmental Body applicable to the Company or any Subsidiary or violate any provision of any law, statute, rule or regulation of any Governmental Body applicable to the Company or any Subsidiary.

               As used in this Agreement, the term "Governmental Body" includes any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; and the term "Order" includes any order, writ, injunction, decree, judgment, award, penalty, determination, direction or demand.

               SECTION 2.6. No Defaults Under Existing Indebtedness. Exhibit 2.6 is a complete and correct list of all outstanding Indebtedness of the Company and each Subsidiary as of the dates therein stated, showing as to each item the obligor, the obligee, the aggregate principal amount outstanding and the final maturity date (other than properties and assets disposed of in the ordinary course of business).

               The Placement Memorandum includes Reserve Reports of Ryder Scott Company, Independent Petroleum Engineers, dated February 17, 1994 and May 11, 1994 as to Hydrocarbon Interests described therein as of January 1, 1994 and April 1, 1994, respectively. The Company does not know of any facts that would require any material changes in the conclusions set forth in said Reserve Reports if said Reserve Reports were made as of the date hereof.

               SECTION 2.11. Licenses, Permits, Etc. The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names, or rights thereto, material to the conduct of their respective businesses, without known conflict with the rights of others, and there are no agreements providing for the expiration or termination of any of the same prior to the final maturity of the Notes

               The Company and its Subsidiaries have made all necessary material rate filings, certificate applications, well category filings, interim collection filings and notices, and all other material filings or certifications, and have received all necessary material regulatory authorizations from appropriate Governmental Bodies with respect to their respective producing Hydrocarbon Properties and the production of Hydrocarbons therefrom.

               At all times since the acquisition thereof by the Company or a Subsidiary and to the best knowledge of the Company prior thereto, the oil and gas wells comprising their respective producing Hydrocarbon Properties have been drilled and operated in all material respects in accordance with the material terms of relevant leases and agreements and applicable federal, state and local laws and regulations and are bottomed on and producing from the drilling and spacing units or blocks therefor.

               SECTION 2.12. Compliance with ERISA. Neither the Company nor any ERISA Affiliate has incurred with respect to an ERISA Plan (A) any "accumulated funding deficiency" or "waived funding deficiency" within the meaning of Section 412 of the Code or Sections 302 and 303(c) of ERISA which has not been fully satisfied, or (B) any liability to the PBGC established under ERISA (other than for the payment of current premiums); nor has the Company or any ERISA Affiliate had any tax or penalty assessed against it by the Internal Revenue Service or the Department of Labor for any alleged violation under Section 406 of ERISA or
Section 4975 of the Code. The current value of the benefit liabilities (as defined in Section 4001(a)(16) of ERISA) of each ERISA Plan other than a Multiemployer Plan does not exceed the fair market value of the assets of such Plan as of the most recently ended plan year of each such Plan. Full payment has been made of all amounts which are required under the terms of each ERISA Plan to have been paid as contributions to such Plan. Neither the Company nor any ERISA Affiliate has incurred an unsatisfied withdrawal liability obligation with respect to a Multiemployer Plan which is not reflected in the most recent audited financial statements referred to in Section 2.4A, and neither the Company nor any ERISA Affiliate would incur such a liability if it were to make a partial or complete withdrawal from any Multiemployer Plan. Neither the Company nor any ERISA Affiliate provides health or welfare benefits to retirees or to their beneficiaries other than as required under Section 4980B of the Code or Section 601 et seq. of ERISA and neither the Company nor any ERISA Affiliate has any liability in respect of any health or welfare benefits payable to retirees or their beneficiaries which is not reflected in said most recent financial statements. With respect to each ERISA Plan, if any, identified by you in writing to the Company in accordance with Section 3.2D, neither the Company nor any "affiliate" of the Company (as defined in Section V(c) of PTE 84-14) has at this time, nor has exercised at any time during the immediately preceding year, the authority to appoint or terminate the "QPAM" (as defined in Part V of PTE 84-14, issued March 13, 1984) identified by you to the Company pursuant to
Section 3.2D as manager of any of the assets of any such Plan or to negotiate the terms of any management agreement with such QPAM on behalf of any such Plan, and the Company is not an "affiliate" (as so defined) of such QPAM. The Company is not a party in interest with respect to any ERISA Plan identified by you in accordance with Section 3.2C or 3.2E. The transactions contemplated by this Agreement and the Securities will not involve a prohibited transaction (as such term is defined in Section 4975(c)(1)(A), (B), (C) or (D) of the Code or Section 406(a) of ERISA) that could subject the Company or any holder of a Security to any tax or penalty on prohibited transactions imposed under said Section 4975 of the Code or by Section 502(i) of ERISA. The representation by the Company in the preceding sentence is made in reliance upon your representation in Section 3.2 and the representations of the other purchasers in Section 3.2 of the other agreements referred to in Section 2.20.

               SECTION 2.13. Private Offering. Neither the Company nor anyone acting on its behalf has offered the Securities or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the other purchasers listed in Schedule I and not more than 14 other institutional investors. Neither the Company nor anyone acting on its behalf has taken, or will take, any action which would subject the issuance or sale of the Shares or the Notes to Section 5 of the Securities Act of 1933, as amended.

               SECTION 2.14. Use of Proceeds; Margin Regulations. The Company will use the proceeds of the issuance of the Securities to repay existing Indebtedness. No part of the date and a brief description of any security therefor. Neither the Company nor any Subsidiary is in default (whether or not waived) in the performance or observance of any of the terms, covenants or conditions contained in any instrument evidencing any Indebtedness and no event has occurred and is continuing which, with the giving of notice or the lapse of time or both, would become such a default.

               SECTION 2.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or declaration, registration or filing with, any Governmental Body is required for the validity of the execution and delivery or for the performance of this Agreement, the Registration Rights Agreement, or the Securities.

               SECTION 2.8. Litigation; Observance of Statutes, Regulations and Orders. Except as set forth in Exhibit 2.8, there are no actions, suits or proceedings (including counterclaims) pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Body, except actions, suits or proceedings which (A) individually do not represent a potential claim in excess of $500,000 and (B) in the aggregate, if adversely determined, would not have a Material Adverse Effect.

               Neither the Company nor any Subsidiary is in default under any Order of any court, arbitrator or Governmental Body or is in violation of any statute, rule or regulation of any Governmental Body, except for possible defaults or violations which would not in the aggregate have a Material Adverse Effect.

               SECTION 2.9. Taxes. The Company and its Subsidiaries have filed all tax returns in all jurisdictions in which such returns are required to have been filed by them and have paid all taxes, assessments, fees and governmental charges due and payable with respect to such returns to the extent the same have become due and payable and before they have become delinquent, other than those being contested in good faith by appropriate means and with respect to which the Company or a Subsidiary, as the case may be, has set aside on its books adequate reserves in conformity with GAAP. The federal income tax returns of the Company have not been audited by the Internal Revenue Service.

               SECTION 2.10. Title to Properties; Reserve Reports, Etc. The Company and each Subsidiary has good and marketable record title to all Hydrocarbon Interests covered by the Reserve Reports referred to below, good and marketable title to its respective other real properties and good title to its other properties reflected in the consolidated balance sheet as at December 31, 1993, described in Section 2.4A, or purported to have been acquired by the Company or such Subsidiary after said proceeds from the sale of the Securities hereunder will be used, and no part of the proceeds of such existing Indebtedness was used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207, as amended), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). The assets of the Company and its Subsidiaries do not include any such margin stock, and the Company does not presently intend that margin stock will constitute more than 25% of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in the aforementioned Regulation G.

               SECTION 2.15. Foreign Assets Control Regulations. None of the transactions contemplated by this Agreement (including the use of proceeds of the sale of the Securities) will result in a violation of any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), or any ruling issued thereunder or any enabling legislation or Presidential Executive Order in connection therewith.

               SECTION 2.16. Investment Company Act and Holding Company Status. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither the Company nor any Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

               SECTION 2.17. Environmental Matters. (A) The operations of the Company and its Subsidiaries comply in all respects with all Environmental Laws and all other applicable Requirements of Law concerning environmental health and safety, except where the failure so to comply individually and in the aggregate would not have a Material Adverse Effect.

               (B) In addition and without limitation to the foregoing, except as set forth on Exhibit 2.17:

               (1) neither the Company nor any Subsidiary, nor any property or operations currently owned or leased by the Company or any Subsidiary, is subject to, and no property or operations formerly owned or leased by the Company or any Subsidiary during such period of ownership or lease were subject to, any outstanding order from or agreement with any court, arbitrator or Governmental Body of competent jurisdiction or subject to any judicial or docketed administrative proceeding respecting
        (x) any Environmental Law or any other environmental or health or safety Requirement of Law, (y) any action required to clean up, remove, treat or in any other way address Contaminants in the indoor environment or
        (z) any claim under any Environmental Law arising from the release or threatened release of a Contaminant into the environment;

                      (2) all necessary authorizations, consents, permissions,
               licenses and agreements required by Environmental Laws (collectively "Environmental Consents") have been lawfully obtained by the Company and its Subsidiaries to enable each of such entities to carry on its business effectively in the places and in the manner in which such business is now carried on, and all Environmental Consents are valid and subsisting and are in full force and effect;

               (3) the Company and its Subsidiaries have complied at all times with all material conditions attaching to Environmental Consents (whether such conditions are expressly imposed or implied by statute) and the Company is not aware of any circumstances which would render it impossible for the Company or any Subsidiary to comply with such conditions in the future;

               (4) neither the Company nor any Subsidiary has received any notice, Order, correspondence or communication in any other form from any Governmental Body in respect of any Environmental Consent revoking, suspending, modifying or varying the same, or threatening to do so, and the Company does not know of any reason for any Environmental Consent to be revoked, suspended, modified or varied;

               (5) neither the Company nor any Subsidiary has received any communication in any form from any Governmental Body in respect of any violation of any Environmental Law; and the Company is not aware of any circumstances which would be reasonably expected to give rise to such a communication being received, or of any intention on the part of any competent authority to deliver any such communication;

               (6) there are no conditions or circumstances associated with any property of the Company or any Subsidiary currently owned or operated by the Company or any

        Subsidiary or any of their predecessors or with the current or, to the best of the Company's knowledge, former operations of the Company or any Subsidiary, and there were no such conditions or circumstances associated with any property of the Company or any Subsidiary formerly owned or operated by the Company or any Subsidiary or with their former operations which were applicable during such period of ownership or operation, in all cases including off-site disposal practices, of the Company or any Subsidiary which would reasonably be expected to give rise to liability to any Person in respect of any Environmental Law;

               (7) no site owned or occupied by the Company or any Subsidiary has been used for the deposit of waste during the ownership or occupation of the Company or any Subsidiary except for such usage in accordance with Environmental Law or pursuant to all requisite material consents thereunder;

               (8) all Contaminants produced in the course of the businesses of the Company and its Subsidiaries have been lawfully disposed of; and

               (9) the Company and its Subsidiaries have at all times supplied to the competent authorities such information as is required by Environmental Laws, and all such information given was correct at the time such information was supplied.

               SECTION 2.18. Solvency. The Company is, and after giving effect to the issuance of the Securities on the Closing Date will be, a "solvent institution", as said term is used in Section 1405(c) of the New York Insurance Law, whose "obligations . . . are not in default as to principal or interest", as said terms are used in said Section 1405(c).

               SECTION 2.19. Registration Rights. Except as contemplated by this Agreement and the Registration Rights Agreement, no Person has the right to cause the Company to effect the registration under the Securities Act of 1933, as amended, of any shares of Common Stock or any other securities (including securities evidencing indebtedness) of the Company.

               SECTION 2.20. Other Agreements. Concurrently with the execution and delivery of this Agreement, the Company is entering into Securities Purchase Agreements identical with this Agreement (except as to the identity of the purchasers and the number of Shares and/or the aggregate principal amount of Series A Notes and Series B Notes to be purchased) with the other purchasers named in Schedule I. The sales to you and said other purchasers are to be separate and several sales.

               SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE
PURCHASER. You represent and warrant to the Company as follows:

               SECTION 3.1. Purchase of Securities. You are acquiring the Securities being purchased by you on the Closing Date without a view to the distribution thereof, provided that the disposition of your property shall at all times be within your control.

               SECTION 3.2. Source of Funds. With respect to each source of funds to be used by you to purchase the Securities being purchased by you on the Closing Date (respectively, the "Source"), at least one of the following statements is accurate as of the Closing Date:

               A. the Source is an insurance company general account, in which case (1) such purchase would be exempt in accordance with the proposed Prohibited Transaction Exemption ("PTE") published at 59 Fed. Reg. 43134 (1994) (Application No. D-9662); or (2) assuming the continued applicability of paragraph (b) of Department of Labor Interpretive Bulletin 75-2, 29 CFR S 2509.75-2, the Source is not a "plan";

               B.     the Source is a "governmental plan" as defined in
        Section 3(32) of ERISA;

               C. the Source is either an insurance company pooled separate account or a bank collective investment fund, in which case (1) the purchase is exempt in accordance with PTE 90-1 (issued January 29, 1990) or PTE 91-38 (issued July 12, 1991) with respect to each "plan" whose assets in such separate account or investment fund do not exceed and are not expected to exceed 10% of the total assets of such account or fund as of the Closing Date and (2) on or prior to the Closing Date you shall have identified to the Company in writing pursuant to this Subsection C each "plan" whose assets in such separate account or investment fund exceed or are expected to exceed 10% of the total assets of such account or fund as of the Closing Date;

               D. the Source is an "investment fund" managed by a "qualified professional asset manager" or "QPAM" (as defined in Part V of PTE 84-14, issued March 13, 1984) which QPAM has been identified in writing, and the purchase is exempt under PTE 84-14, provided that no other party to the transactions described in this Agreement and no "affiliate" of such other party (as defined in Section V(c) of PTE 84-14) has at this time, and has not exercised at any time during the immediately preceding year, the authority to appoint or terminate said QPAM as manager of the assets of any "plan" identified in writing pursuant to this Subsection D or to negotiate the terms of said QPAM's management agreement on behalf of any such identified "plans"; or

               E. the Source is one or more "plans", or a separate account or trust fund comprising one or more "plans", each of which has been identified in writing pursuant to this Subsection E.

               As used in this Section, "Plan" or "plans" shall have the meaning set forth in Section 3(3) of ERISA.

               SECTION 3.3. Accredited investor. You are an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated by the Commission under the Securities Act.

               SECTION 4. CONDITIONS OF CLOSING. Your obligation to purchase and pay for the Securities to be purchased by you hereunder is subject to the satisfaction on or before the Closing
Date of the following conditions:

               SECTION 4.1. Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents and papers incident thereto shall be satisfactory in form and substance to you, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents and papers as you may reasonably request related thereto.

               SECTION 4.2. Representations and Warranties; No Default. The representations and warranties contained in Section 2 shall (except as expressly affected by the transactions contemplated hereby) be true on and as of the Closing Date as if made on and as of the Closing Date; the Company shall have performed all agreements to be performed by it under this Agreement on or before the Closing Date; there shall exist on the Closing Date no Default or Event of Default; the Company shall not have consolidated with, merged with or into, or sold, leased or otherwise disposed of its properties as an entirety or substantially as an entirety to any Person, whether or not permitted by Section 8.7; and the Company shall have delivered to you a certificate of the Chief Executive Officer or the Chief Financial Officer of the Company, dated the Closing Date, to each such effect.

               SECTION 4.3. Opinions of Counsel. You shall have received from
(A) Willkie Farr & Gallagher, who are acting as your special counsel in connection with the transactions contemplated hereby and (B) Weil, Gotshal & Manges, counsel to the Company in connection with such transactions, opinions substantially in the respective forms of Exhibits C and D attached hereto, each dated the Closing Date and addressed to you. Each such opinion shall also cover such other legal matters as you may reasonably request.

               SECTION 4.4. Registration Rights Agreement. A Registration Rights Agreement, substantially in the form of Exhibit E attached hereto (the "Registration Rights Agreement"), shall have been executed and delivered, shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived.

               SECTION 4.5. Board Designee. If you are The Travelers indemnity Company, the nominee designated by you (as purchaser of at least 60% of the Shares) shall have been duly elected as a director of the Company as provided in the Certificate of Designation.

               SECTION 4.6. Private Placement Number. The Notes of each series and the Convertible Preferred Stock shall have been assigned a Private Placement Number by Standard & Poor's
Corporation.

               SECTION 4.7. Reliance Letter for Reserve Reports. You shall have received from Ryder Scott Company a reliance letter, addressed to you and in form and substance satisfactory to you, with respect to the Reserve Reports included in the Placement Memorandum.

               SECTION 4.8. Legality. On the Closing Date, the Securities to be purchased by you hereunder shall be a legal investment for you under the laws of each jurisdiction to which you may be subject (without resort, unless you so choose, to any so-called basket or leeway provision of said laws, such as ss. 1405(a)(8) of the Insurance Law of the State of New York), and you shall have received such certificates or other evidence as you may reasonably request demonstrating the legality of such purchase under such laws.

               SECTION 4.9. Payment of Fees. The Company shall have paid the fees and disbursements of your special counsel as contemplated by the second paragraph of Section 19.1.

               SECTION 4.10. Sale of Securities to Other Purchasers. The Company shall sell to the other purchasers referred to in Section 2.20 the Securities respectively to be purchased by them pursuant to the other agreements referred to in said Section.

               SECTION 5. PREPAYMENTS OF NOTES; PURCHASE OF SECURITIES. In addition to the payment of the entire unpaid principal amount of the Notes at the final maturity thereof, the Company may make optional prepayments in respect of the Notes and under certain circumstances may be required to prepay Series B Notes, all as hereinafter provided.

               SECTION 5.1. Optional Prepayment. Upon notice given as provided in Section 5.2, the Company may at any time on or after October 20, 1998 prepay the Notes as a whole (subject to the final paragraph of this Section 5.1), or from time to time in part (in a minimum amount of $500,000 and otherwise in integral multiples of $100,000), in each case at the principal amount to be prepaid, together with interest accrued thereon to the date fixed !or such prepayment, plus the applicable prepayment premium (expressed as a percentage of the principal amount so to be prepaid) indicated below:

           Prepayment Date                                Prepayment Premium

October 20, 1998 to October 19, 1999                           3.150%
October 20, 1999 to October 19, 2000                           2.625%
October 20, 2000 to October 19, 2001                           2,100%
October 20, 2001 to October 19, 2002                           1,575%
October 20, 2002 to October 19, 2003                           1.050%
October 20, 2003 to October 19, 2004                           0.525%


provided that for every $100,000 in principal amount of Notes so to be prepaid Shares having an aggregate Liquidation Value of at least $400,000 shall have been redeemed or converted into Common Stock in accordance with the provisions of the Certificate of Designation as of the date of such prepayment.

               So long as any Shares are outstanding the Company will not prepay the Notes as a whole pursuant to this Section 5.1 without the prior written approval of the holders of all outstanding shares of Convertible Preferred Stock.

               SECTION 5.2. Notice of Optional Prepayment. The Company shall call Notes for prepayment pursuant to Section 5.1 by giving written notice thereof to each holder of the Notes, which notice shall be given not less than 30 nor more than 60 days prior to the date fixed for such prepayment and shall specify the principal amount so to be prepaid and the date fixed for such prepayment and the prepayment premium in respect of such prepayment.

               Notice of prepayment having been so given, the aggregate principal amount of the Notes so to be prepaid as specified in such notice, together with interest accrued thereon to the date fixed for such prepayment, plus the prepayment premium with respect thereto shall become due and payable on the specified prepayment date.

        SECTION 5.3. Required Prepayments of Series B Notes. If the Series B Share Reservation Date shall not have occurred on or before October 20, 1999, the Company will on the immediately following Business Day give written notice thereof to the holders of all outstanding Series B Notes, which notice shall (A) refer specifically to this Section 5.3, (B) specify the Series B Prepayment Date and the Response Date (as respectively defined below) in respect thereof and (C) contain an offer to prepay all Series B Notes at the price specified below and in such notice on the date therein specified (the "Series B Prepayment Date"), which shall be a Business Day not less than 30 nor more than 45 days after the date of such notice. Each holder of a Series B Note shall notify the Company of such holder's acceptance or rejection of such offer by giving written notice (which shall be irrevocable) of such acceptance or rejection to the Company at least ten days prior to the Series B Prepayment Date (the "Response Date"); provided, however, that the failure by the holder of a Series B Note to respond to such offer in writing on or before the Response Date shall be deemed to be a rejection of such offer. The Company shall prepay on the Series B Prepayment Date all of the Series B Notes held by the holders as to which such offer has been so accepted, at the principal amount of each such Series B Note, together with interest accrued thereon to the Series B Prepayment Date. If any holder shall reject such offer, such holder shall be deemed to have waived its rights under this Section 5.3 to require prepayment of all Series B Notes held by such holder.

          SECTION 5.4. Partial Prepayments Pro Rata. Upon any prepayment of less than all of the outstanding Notes pursuant to Section 5.1, the principal amount so prepaid shall be allocated to all Notes at the time outstanding ratably in proportion to the respective unpaid principal amounts thereof.

               SECTION 5.5. Purchase of Securities. The Company will not, and will not permit any of its Subsidiaries or Affiliates to, acquire directly or indirectly by purchase or prepayment or otherwise any of the outstanding Securities except by way of payment or prepayment in accordance with the provisions of the Notes and of this Agreement and redemption or exchange of Convertible Preferred Stock in accordance with the provisions of the Certificate of Designation.

               SECTION 6. FINANCIAL STATEMENTS AND INFORMATION. The Company will furnish to you, so long as you shall be obligated to purchase or shall hold any of the Securities, and to each other institutional investor holder of any Securities, in duplicate:

               A. promptly upon their becoming available and in any event within 105 days after the end of each fiscal year of the Company, copies of

                      (1) a consolidated balance sheet of the Company and its
               Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, cash flows and changes in shareholders' equity of the Company and its Subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the respective consolidated figures as of the end of and for the previous fiscal year and all accompanied by a report of independent public accountants of recognized national standing selected by the Company, which report shall state that such financial statements have been prepared in accordance with GAAP; and

                      (2) a written statement of the accountants referred to in
               clause (1) above to the effect that in making the examination necessary for their report on such financial statements they obtained no knowledge of any Default or Event of Default or, if such accountants shall have obtained any such knowledge, specifying the same and the nature and status thereof;

               B. promptly upon their becoming available and in any event within 45 days after the end of each quarterly accounting period (other than the last quarterly period) in each fiscal year of the Company, copies of an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the last day of such quarterly period and the related unaudited consolidated statements of operations, cash flows and changes in shareholders' equity of the Company and its Subsidiaries for such quarterly period and the period from the beginning of the then current fiscal year to the end of such quarterly period, all in reasonable detail and stating in comparative form the consolidated figures for the corresponding date and period in the previous fiscal year, and all certified by the chief financial officer of the Company to present fairly in all material respects the information contained therein, in. each case in accordance with GAAP, subject to normal year-end audit adjustments;

               C. concurrently with each delivery of financial statements required to be furnished pursuant to Subsections A and B above, a certificate of the chief financial officer of the Company (1) setting forth computations in reasonable detail showing as at the end of such quarterly accounting period or fiscal year whether there was compliance with the covenants contained in Section 8.5 and (2) stating that, based upon such examination or investigation and review of this Agreement as in the opinion of the signer is necessary to enable the signer to express an informed opinion with respect thereto, no Default or Event of Default has occurred during such period, or, if any Default or Event of Default shall have occurred, specifying all of the same and the nature and period of existence thereof and what action the Company has taken, is taking or proposes to take with respect thereto;

               D.     promptly upon their becoming available,

                      (1) copies of all other financial statements sent or made
               available by the Company or a Subsidiary to its equity or other security holders (other than the Company or another Subsidiary), all regular and periodic reports and proxy statements, and all registration statements and prospectuses, if any, filed by the Company or any Subsidiary with any securities exchange or with the Commission, and

                      (2) copies of all press releases and other statements made available generally by the Company or any Subsidiary to the public relating to financial matters or to other material developments in the business of the Company or any Subsidiary;

               E. promptly after receipt thereof, copies of each management letter submitted to the Company or any Subsidiary by independent public accountants in connection with any annual, interim or special audit made by them of the books of the Company or such Subsidiary;

               F. promptly and in any event within five Business Days after an officer of the Company becomes aware of the occurrence of any Default or Event of Default or any other event that, individually or together with any other circumstance, could reasonably be expected to have a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto;

               G. as soon as available and in any event within 90 days after the end of each fiscal year of the Company, (1) a Reserve Report with respect to Hydrocarbon Properties owned by the Company and its Subsidiaries as of the first day of the then current fiscal year (the "Report Date") and (2) a certificate signed by the Chief Financial Officer and the chief engineer of the Company certifying as to the factual and other matters furnished by the Company to the Independent Petroleum Engineer who prepared such Reserve Report; and

               H. such other financial statements, computations and other information relating to the affairs of the Company and its Subsidiaries as you or such other holder may from time to time reasonably request.

               The Company will keep at its principal executive office a true copy of this Agreement (as at the time in effect), and cause the same to be available for inspection at said office during normal business hours by any holder of a Security or any prospective transferee of a Security designated by a holder thereof. The Company also agrees to provide, at any time that it is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, to any such prospective transferee information satisfying the requirements of subsection (d)(4)(i) of Rule 144A of the Securities and Exchange Commission or any similar rule then in effect.

       SECTION 7. INSPECTION OF PROPERTIES AND BOOKS; CONFIDENTIALITY BOARD OBSERVATION RIGHTS. A. The Company will permit you and each Qualified Holder (and your or such Holder's agents or representatives) to visit and inspect any of the properties of the Company or any Subsidiary and examine such of their corporate books and financial records, and make copies thereof or extracts therefrom, and discuss the affairs, finances and accounts of the Company and its Subsidiaries with their respective officers, independent public accountants and Independent Petroleum Engineers (and by this provision the Company authorizes such accountants to discuss such affairs, finances and accounts, and authorizes such Independent Petroleum Engineers to discuss Reserve Reports and related matters, in each case whether or not a representative of the Company is present), in each case upon reasonable notice and at such reasonable times during normal business hours and as often as you or such Holder may reasonably request. All expenses incurred by you or any Qualified Holder in connection with your and such Holder's exercise of rights pursuant to this Subsection shall be borne by you or by such Holder, except that the Company agrees to pay all out-of-pocket expenses incurred by you and such other Holder in connection with such exercise of rights at any time when a Default or an Event of Default has occurred and is continuing.

               B. Without limiting any obligation with regard to confidential information arising under applicable law in connection with your observation rights pursuant to Section 7C (if you are Connecticut General Life Insurance Company or CIGNA Mezzanine Partners III, L.P.) or your designee being a member of the Board of Directors pursuant to Section 5(d) of the Certificate of Designation (if you are The Travelers Indemnity Company), you agree that you will use your commercially reasonable efforts not to disclose without the prior consent of the Company (other than to your and your Affiliates' directors, employees, trustees, agents, representatives, auditors or counsel who are subject to confidentiality obligations in the course of their duties) any information with respect to the Company or any Subsidiary which is furnished pursuant to or obtained under this Agreement and which is designated by the Company to you in writing as confidential, provided that you may disclose any such information (1) as has become generally available to the public (other than through disclosure by you or your Affiliate in contravention of this Agreement),
(2) as may be required or appropriate in any report, statement or testimony submitted to any Governmental Body having or claiming to have jurisdiction over you or to the National Association of Insurance Commissioners or similar organizations or their successors, (3) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation in which you are involved, (4) to the extent you believe it necessary in order to comply with any law, order, regulation or ruling applicable to you, (5) to a prospective transferee in connection with any contemplated transfer of any of the Securities by you (provided that such prospective transferee agrees to be bound by the provisions of this
Section 7B) or (6) to the extent you reasonably believe such disclosure is necessary to correct any public information about the relationship of you to the Company or any Subsidiary under any of the Transaction Documents.

               C. If you are Connecticut General Life Insurance Company or CIGNA Mezzanine Partners III, L.P., a single representative designated by either or both of you from time to time shall be furnished (concurrently with the directors) with copies of all notices, reports and other information from time to time furnished to directors of the Company and shall have the right to attend all meetings of the Board of Directors and to participate in any discussions conducted at such meetings; and you shall have the foregoing observation and other rights so long as either of you and your respective affiliates (including each other) in the aggregate shall hold at least 12% of the then outstanding Securities on an As Converted Basis.

               SECTION 8. COVENANTS. The Company covenants and agrees that so long as any of the Notes shall be outstanding:

               SECTION 8.1. Payment of Principal, Interest and Premium, Etc. The Company will duly and punctually pay the principal of, interest and premium, if any, on, the Notes in accordance with the terms of the Notes and this Agreement.

               SECTION 8.2. To Keep Books, Reserves; Corporate
Existence; Payment of Taxes; Maintenance of Properties;
Compliance with Laws; Etc. The Company will, and will cause each Subsidiary to,

               A. keep proper books of record and account, and keep appropriate reserves, all in accordance with GAAP;

               B. subject to Section 8.7, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, material rights (charter and statutory) and franchises, provided that the Company shall not be required to preserve any of its rights or franchises, and no Subsidiary shall be required to preserve its corporate existence or any right or franchise of such Subsidiary, if the senior management of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Company and its Subsidiaries taken as a whole and that the loss thereof would not have a Material Adverse Effect;

               C. pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its property, real, personal or mixed, or upon any part thereof, when due and so long as the same can be paid without interest or penalty, as well as all lawful claims for labor, materials and supplies which, if unpaid, could by law become a Lien upon its property, provided that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim if (1) the amount, applicability or validity thereof shall be contested on a timely basis in good faith by appropriate proceedings (so long as the enforcement of any Lien arising out of such nonpayment shall be stayed during any proceedings) and if appropriate reserves, to the extent required by GAAP, shall have been made therefor and (2) the nonpayment of all such taxes, assessments, charges, levies or claims in the aggregate would not have a Material Adverse Effect:

               D. maintain and keep, or cause to be maintained and kept, its material properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly and advantageously conducted at all times, provided that nothing in this Subsection shall prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any such properties if such discontinuance is, in the opinion of the senior management of the Company, in the best interest of the Company and the Company and its Subsidiaries taken as a whole and would not have a Material Adverse Effect; and

               E. obtain, comply in all material respects with, preserve and keep in full force and effect all licenses, permits, authorizations and approvals of all Governmental Bodies individually or in the aggregate material to the conduct of its business and its ownership of properties and comply with all applicable statutes, regulations and orders of, and all applicable material restrictions imposed by, any Governmental Body, in respect of the conduct of its business and the ownership of its properties (including without limitation applicable Environmental Laws and statutes, regulations and orders relating to equal employment opportunities and employee benefits), except to the extent any failure so to comply would not either individually or in the aggregate have a Material Adverse Effect.

               SECTION 8.3. Insurance. The Company will, and will cause each Subsidiary to, insure and keep insured with financially sound and reputable insurers so much of its respective properties, and such insurance shall be against such hazards and risks and in such amounts (and with such deductibles), as is reasonable and prudent in the circumstances and as is in accordance with good business practice for companies in the same or similar businesses, of the same or similar size and in the same or similar localities, provided that such insurance may be subject to co-insurance, deductibility or similar clauses which, in effect, result in self-insurance of certain losses if and to the extent that (1) adequate reserves in accordance with applicable GAAP are maintained with respect thereto and (2) such self-insurance is consistent with the approved practices of corporations of established reputation engaged in the same or similar businesses and owning or operating similar properties.

               SECTION 8.4. Nature of Business. The Company and its Subsidiaries will continue to be primarily engaged in the businesses of oil and gas exploration, development, production, transportation and marketing primarily in the Southwestern United States, and other businesses related thereto.

               SECTION 8.5. Certain Financial Conditions. A. The
Company will not at any time permit

               (1)    the sum of

                      (a) the Present Value of Future Net Revenues, plus

                      (b) the lesser of W the aggregate book value of all
               Operating Pipeline Assets and (ii) five times the portion of EBITDA for the then most recently ended period of four consecutive fiscal quarters attributable to such operating Pipeline Assets, plus

                      (c)    Consolidated Working Capital, to be less than

               (2) 150% of Consolidated Total Indebtedness (which term shall include on any date all declared but unpaid dividends on shares of Convertible Preferred Stock).

As used in this Agreement, the term "Present Value of Future Net Revenues" means, at any date of determination, with respect to all Hydrocarbon Properties covered by a then current Reserve Report, estimated net revenues (before income taxes) in respect of Proved Reserves attributable to the net interest in production of the Company and its Subsidiaries in such Hydrocarbon Properties, as reflected in such Reserve Report, discounted monthly to present value at a rate of 10% per annum; and taking into account for such purpose the following assumptions, limitations and other matters:

               (i) the net interest in production of the Company and its Subsidiaries in any event shall be determined by excluding f rom such Proved Reserves all Proved Reserves allocable to then existing Production Payments and in such connection allocable projected operating expenses and taxes attributable to any volumetric Production Payment shall be determined or separately verified by the Independent Petroleum Engineer who prepared such then current Reserve Report;

               (ii) the price of Hydrocarbons shall be no greater than the average price received during the 12-month period ending on the report date for Hydrocarbons from the respective Hydrocarbon Properties (or, as appropriate, in the absence of prior production from a Hydrocarbon Property, for comparable Hydrocarbons in the area in which such Hydrocarbon Property is located), without escalation; and

               (iii) the projected operating costs, capital expenditures, abandonment costs, overriding royalties, and production, severance, ad valorem, excise, conservation, school, occupation, gathering, pipeline regulating and other taxes and assessments charged against or measured by production or gross revenues and not paid or payable by the purchasers of such production for their own account, and other deductions from gross revenues, shall be based on the guidelines promulgated by the Commission and used by the Company for reporting purposes under the Securities Exchange Act of 1934, as amended.

               B. The Company will not permit EBITDA for any period of four consecutive fiscal quarters to be less than 150% of Fixed Charges for such period.

          SECTION 8.6. Limitation on Restricted Payments and Restricted Investments, Etc. A. The Company will not, and will not permit any Subsidiary to, directly or indirectly make any Restricted Payment or Restricted Investment, except

               (1) the Company may make Restricted Payments in respect of the Convertible Preferred Stock in accordance with the Certificate of Designation, and

               (2) the Company and its Subsidiaries may make Restricted Investments and other Restricted Payments if, after giving effect to any such Restricted Investment or other Restricted Payment

                      (a) no Default or Event of Default shall have occurred and be continuing, and

                      (b) the sum of W the aggregate amount of all such other
               Restricted Payments made after the Closing Date to and including the date of such Restricted Investment or other Restricted Payment and (ii) the aggregate amount of Restricted Investments at the time, shall not exceed $2,500,000.

For purposes of this Subsection A, in computing the amount of any Investment in any Person, unrealized increases or decreases in value, or write-ups, write-downs or write-offs of Investments in such Person shall be disregarded (except to the extent included in the determination of net income of the Company or a Subsidiary).

               B. The Company will not, and will not permit any Subsidiary to, enter into any Guarantee unless the maximum dollar amount of the Indebtedness or other obligation being guaranteed is readily ascertainable by the terms of such obligation or the agreement or instrument evidencing such Guarantee specifically limits the dollar amount of the maximum exposure of the Company or such Subsidiary as guarantor thereunder.

               SECTION 8.7. Consolidation, Merger or Disposition of Assets as an Entirety. The Company will not, and will not permit any Subsidiary to, directly or indirectly, merge, consolidate or amalgamate with any other Person or sell, lease, transfer or otherwise dispose of all or substantially all of its assets to any Person, except

               A. subject to the last paragraph of this Section, a Subsidiary may merge into or consolidate or amalgamate with or sell, lease, transfer or otherwise dispose of all or substantially all of its assets to the Company or a Wholly-owned Subsidiary or a Person which thereupon becomes a Wholly-owned Subsidiary, and

               B. subject to the last paragraph of this Section, the Company may merge into, or consolidate or amalgamate with, or sell or otherwise (except by lease) dispose of all or substantially all of its assets to, any Person, provided that

                      (1) the Company shall be the continuing or surviving
               corporation or the continuing, surviving or acquiring Person shall be a solvent corporation organized in the United States of America and shall expressly assume in writing (in a form reasonably satisfactory to the Required Holders) the due and punctual payment of the principal, premium (if any) and interest on the Notes and all of the other obligations of the Company under this Agreement and the other Transaction Documents, and

               (2) the Company shall have delivered to each holder of a Note an opinion of legal counsel (in form and substance reasonably satisfactory to the Required Holders) stating that such transaction complies with this Section 8.7 and all conditions precedent provided herein with respect to such transaction have been satisfied.

               Immediately after any such merger, consolidation, amalgamation, sale or other disposition and giving effect to any concurrent transactions, no Default or Event of Default shall have occurred and be continuing.

               SECTION 8.8. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, engage in any transaction or arrangement with an Affiliate (other than the Company or a Wholly-owned Subsidiary) except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would have been obtained in arms, length dealing with a Person other than an Affiliate.

               SECTION 9. DEFINITIONS.

               SECTION 9.1. Definitions. Except as otherwise specified or as the context may otherwise require, the following terms shall have the respective meanings set forth below whenever used in this Agreement and shall include the singular as well as the plural:

               "Affiliate" of any specified Person shall mean any other Person
(A) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person, (R) which beneficially owns or holds 10% or more of any class of any Voting Stock of such Person or (C) 10% or more of any class of any Voting Stock of which is beneficially owned or held by such Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, in no event shall you or any of your Affiliates or any other holder of any Securities be deemed to be an Affiliate of the Company solely by reason of the ownership of the Securities or the shares of Common Stock acquired upon the conversion of the Securities.

               "As Converted Basis" shall mean, when used in reference to Securities, whether at the time of a determination of the number of shares of Common Stock or otherwise, that number of shares of Common Stock into which such Securities may then (or, prior to the Series B Share Reservation Date in the case of the Series B Notes, as of such Date) be converted based upon the conversion rights of the Securities as adjusted pursuant to Section 11.3 in the case of the Notes and Section 6 of the Certificate of Designation in the case of the Convertible Preferred Stock.

               "Board of Directors" shall mean the Board of Directors of the Company or any committee of directors lawfully exercising the relevant powers of said Board or Directors, as the case may be.

               "Business Day" shall mean any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in New York, New York.

               "Capitalized Lease Obligations" shall mean, with respect to any Person, all outstanding obligations of such Person in respect of any rental obligation which is required to be capitalized on the face of a balance sheet of such Person under GAAP, taken at the capitalized amount thereof accounted for as indebtedness (net of interest expense) in accordance with GAAP.

               "Certificate of Designation" shall have the meaning specified in Section 1.1.

               "Closing Date" shall have the meaning specified in
Section 1.2.

               "Code" shall mean the Internal Revenue Code of 1986, as amended.

               "Commission" shall mean the Securities and Exchange Commission and any successor agency of the United States federal government having similar powers.

               "Common Stock" shall mean the shares of common stock, par value $.01 per share, of the Company.

               "Consolidated Current Assets" shall mean all assets of the Company and its Subsidiaries which may properly be classified as consolidated current assets in accordance with GAAP, provided that in determining such current assets (A) notes and accounts receivable shall be included only if good and collectible and arising in connection with the sale of goods or the performance of services in the ordinary course of business and shall be taken at their face value less reserves determined to be sufficient in accordance with GAAP and (B) life insurance policies (other than the cash surrender value of unencumbered policies) and Restricted Investments shall be excluded.

               "Consolidated Current Liabilities" shall mean, as of any date of determination, all liabilities of the Company and its Subsidiaries which may properly be classified as current liabilities in accordance with GAAP, consolidated in accordance with GAAP.

               "Consolidated Not Income" for any period shall mean the net income of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, excluding any extraordinary gains or losses.

               "Consolidated Total Indebtedness" shall mean Indebtedness of the Company and its Subsidiaries consolidated in accordance with GAAP (it being understood that the Notes and the Convertible Preferred Stock shall constitute Indebtedness of the Company for purposes of this definition).

               "Consolidated Working Capital" shall mean Consolidated Current Assets minus Consolidated Current Liabilities.

               "Contaminant" shall mean any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special or toxic waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste, including any such substance regulated under any Environmental Law.

               "Conversion Price" shall have the meaning specified in
Section 11.1A.

               "Convertible Preferred Stock" shall have the meaning specified in Section 1.1.

               "Default" shall mean an event which, with the lapse of time and/or the giving of notice, would constitute an Event of Default.

               "EBITDA" shall mean for any period the sum of Consolidated Net Income plus all amounts that were deducted from gross income in the computation of such Consolidated Net Income on account of (A) income taxes, (B) Interest Expense and (C) depreciation and amortization of intangibles.

               "Environmental Claim" shall mean any written notice by any court, arbitrator or Governmental Body or other Person alleging potential liability of the Company or any Subsidiary for damage to the environment, potential liability for personal injury (including sickness, disease or death), resulting from or based upon (A) the presence or release (including sudden or non-sudden, accidental or nonaccidental, leaks or spills) of any Contaminant at, in or from property, whether or not owned by the Company or any Subsidiary, or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

               "Environmental Laws" shall mean all applicable laws, regulations or ordinances, primary or secondary, in any jurisdiction whatsoever and having the force of law, designed for, or having among its objectives, the Protection of the Environment or the regulation of the handling of Contaminants; and "Protection of the Environment" means the protection of all environmental media, living organisms, ecological systems, human persons, property and senses and includes without limitation the conservation of natural amenities, resources and energy.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

               "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Company would be deemed to be a "single employer" within the meaning of Section 414 of the Code.

               "ERISA Plan" shall mean an "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) which is (or within six years prior to the Closing Date was) maintained, sponsored or contributed to by the Company or an ERISA Affiliate.

               "Event of Default" shall have the meaning specified in
Section 10.1.

               "Executive Officer" shall mean, in the case of the Company or any Subsidiary, the Chairman, President, Chief Executive Officer, the Chief Financial Officer, any person reporting directly to the Chief Financial Officer whose duties include matters relating to financing, and the Treasurer.

               "Fixed Charges" shall mean, for any period, the sum (without duplication) for the Company and its Subsidiaries on a consolidated basis of (A) all Interest Expense, (B) all dividends and mandatory redemption amounts required to be paid in respect of preferred shares of the Company and its Subsidiaries (other than preferred shares of Subsidiaries owned by the Company directly or indirectly through one or more Wholly-owned Subsidiaries) and (C) all minimum rental and other obligations required to be paid by the lessee under all operating leases (excluding any amounts required to be paid by the lessee on account of maintenance and repairs, insurance, taxes, assessments, utilities, operating and labor costs and similar charges).

               "GAAP" shall mean generally accepted accounting principles from time to time in the United States.

               "Governmental Body" shall have the meaning specified in
Section 2.5.

               "Guarantee" by any Person shall mean any obligation, contingent or non-contingent, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or non-contingent, of such Person (A) to purchase, pay or support (or advance or supply funds for the purchase or payment or support of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), or (B) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be equal to the outstanding amount of the Indebtedness or other obligation directly or indirectly guaranteed. The term "Guarantee" used as a verb has a correlative meaning.

               "Hydrocarbons" shall mean (A) oil, natural gas, casinghead gas, drip gasoline, natural gasoline, distillate, condensate and other liquid or gaseous hydrocarbons and (B) all minerals and substances produced with or extracted, separated, processed or produced from the substances included in clause (A) of this definition.

               "Hydrocarbon Interests" shall mean (A) leases affecting, relating to or covering any Hydrocarbons and the leasehold interests and estates in the nature of working or operating interests under such leases, as well as overriding royalties, net profits interests, production payments, carried interests, rights of recoupment and other interests in, under or relating to such leases, (B) fee interests in Hydrocarbons, (C) royalty interests in Hydrocarbons, (D) any other interest in Hydrocarbons in place and (E) any economic or contractual rights, options or interests in and to any of the foregoing, including without limitation any farmout or farmin agreement or production payment affecting any interest or estate in Hydrocarbons.

               "Hydrocarbon Properties" shall mean all real property described in, covered by and subject to the leases, conveyances, agreements and other instruments creating, granting, reserving or otherwise establishing any Hydrocarbon Interest owned by the Company or any of its Subsidiaries.

               "Indebtedness" of any Person shall mean all obligations which in accordance with GAAP are classified as liabilities upon a balance sheet of such Person and in any event shall include, without duplication: (A) all obligations of such Person for borrowed money or for the deferred purchase price of property acquired by such Person; (B) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to any property acquired by such Person (other than in each case accounts payable and accrued liabilities that arose in the ordinary course of business and not overdue); (C) all Capitalized Lease Obligations of such Person; and (D) all obligations of others secured by a Lien on any asset of, such Person, whether or not such obligations are assumed by such Person, excluding, however, all such obligations with respect to Production Payments to the extent that Proved Reserves allocable to such Production Payments are excluded from the net interest in production of the Company and its Subsidiaries for the purposes of
Section 8.5A.

               "Independent Petroleum Engineer" shall mean (A) Ryder Scott Company or (B) such other firm of independent petroleum engineers expert in the matters required to be performed in connection with the preparation and delivery of a Reserve Report and otherwise satisfactory to the Required Holders.

               "Interest Expense" shall mean all amounts which, in accordance with GAAP, would be deducted in computing Consolidated Net Income on account of interest on Indebtedness, including imputed interest in respect of Capitalized Lease Obligations and amortization of debt discount and expense.

               "Investment" shall mean with respect to any Person, any direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan or advance (other than loans or advances to employees for moving and travel expenses drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by such Person to any other Person, including all Indebtedness and accounts receivable from such other Person which are not current assets or did not arise from sales to such other Person in the ordinary course of business, and any direct or indirect purchase or other acquisition by such Person of any property or assets other than property or assets used in the ordinary course of business.

               "Lion" shall mean any mortgage, lien, pledge or other security interest or other charge or encumbrance.

               "Material Adverse Effect" shall mean, with respect to an action or event or group of actions or events, a material adverse effect on (A) the business, properties or condition (financial or other) of the Company or of the Company and its Subsidiaries taken as a whole, (B) the ability of the Company to perform its obligations under this Agreement and the other Transaction Documents or (C) the legality, validity or enforceability of this Agreement or the other Transaction Documents.

               "Minimum Amount" shall have the meaning specified in
Section 7A.

               "Multiemployer Plan" shall mean "multiemployer plan" (as such term is defined in Section 3(37) of ERISA and Section 414(f) of the Code) to which contributions are or have been made by the Company or any ERISA Affiliate.

               "Notes" shall have the meaning specified in Section
1.1.

               "Officer's Certificate" shall mean a certificate signed in the name of the Company by an Executive Officer.

               "Operating Pipeline Asset" shall mean, at any date of determination, total pipeline net assets of the Company and its Subsidiaries, as shown on or in a note to the then most recent consolidated balance sheet furnished pursuant to Section 6A or 62, minus the aggregate book value of all such pipeline net assets attributable to pipelines that are not operating as of such date of determination or during any period in question as of such date of determination.

               "Order" shall have the meaning specified in Section
2.5.

               "PBGC" shall mean the Pension Benefit Guaranty Corporation established under ERISA or any successor thereto.

               "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an association, a joint-stock company, an unincorporated organization and a government or any department or agency thereof.

               "Placement Memorandum" shall have the meaning specified in Section 2.2.

               "Preferred Stock" shall mean the shares of preferred stock, par value $.01 per share, of the Company and shall include, without limitation, the Convertible Preferred Stock.

               "Production Payment" shall mean any obligation (other than a royalty or overriding royalty) represented by sales, reservations or other dispositions of rights to receive a specified part of Hydrocarbons or other products to be recovered at specified locations, or by any other interest in property of the character commonly referred to as, or similar to, a production payment.

               "Proved Developed Nonproducing Reserves" shall have the meaning given to the term "proved developed nonproducing reserves" from time to time by the Society of Petroleum Engineers of the American Institute of Petroleum.

               "Proved Developed Producing Reserves" shall have the meaning given to the term "proven developed producing reserves" from time to time by the Society of Petroleum Engineers of the American Institute of Petroleum.

               "Proved Reserves" shall have the meaning given to the term "proved reserves" from time to time by the Society of Petroleum Engineers of the American Institute of Petroleum.

               "PTE" shall have the meaning specified in Section 3.2A.

               "Qualified Holder" shall mean, at any date, any holder or group of affiliated holders holding at least 12% of the then outstanding Securities on an As Converted Basis.

               "Registration Rights Agreement" shall have the meaning specified in Section 4.4.

               "Reportable Event" shall mean any reportable event as defined in
Section 4043(b) of ERISA or the regulations issued thereunder with respect to an ERISA Plan.

               "Required Holders" shall mean (A) the holder or holders of at least 66 2/3% of the aggregate unpaid principal amount of the Notes at the time outstanding if at such time you, the other purchasers referred to in Section
2.20 and your and their respective affiliates in the aggregate hold at least 66 2/3% of the then unpaid principal amount of such Notes, and (B) otherwise the holder or holders of at least a majority of the aggregate unpaid principal amount of the Notes at the time outstanding.

               "Required Preferred Stockholders" shall mean (A) the holder or holders of at least 66 2/3% of the Shares at the time outstanding if at such time you, the other purchasers referred to in Section 2.20 and your and their respective affiliates in the aggregate hold at least 66 2/3% of the then outstanding Shares and (3) otherwise the holder or holders of at least a majority of the Shares at the time outstanding.

               "Requirement of Law" shall mean, as to any Person, each law, rule or regulation, including Environmental Laws and ERISA, or order, decree or other determination of an arbitrator or a court or other Governmental Body applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

               "Reserve Report" shall mean a report prepared by an Independent Petroleum Engineer evaluating, as of the date specified in such report, Hydrocarbon Properties owned by the Company or any of its Subsidiaries, setting forth for each such Hydrocarbon Property (A) the separate categories of Proved Developed Producing Reserves, Proved Developed Nonproducing Reserves and Proved Undeveloped Reserves attributable thereto and
(B) a projection of the rate of production of Hydrocarbons therefrom and future net income with respect thereto based upon pricing assumptions consistent with Commission reporting requirements then in effect. Each Reserve Report furnished to holders of the Securities after the Closing Date shall be addressed to the holders of the Securities or shall be accompanied by a letter addressed to the holders of the Securities to the effect that such holders are entitled to rely thereon.

               "Reserves" shall have the meaning given to the term "reserves" from time to time by the Society of Petroleum Engineers of the American Institute of Petroleum.

               "Restricted Investment" shall mean any Investment other than:

               (A) Investments existing on the Closing Date and described in
        Exhibit 8.6;

               (B) Investments in open market commercial paper, maturing within 270 days after the date of acquisition thereof, having a rating in the highest rating category obtainable from Standard & Poor's Corporation or Moody's
        Investors Service, Inc.;

               (C) Investments in direct obligations of the United States of America or of any agency or instrumentality thereof (to the extent the obligations of such agency are backed by the full faith and credit of the United States of America), maturing within one year after the date of acquisition thereof;

               (D) Investments in domestic and Eurodollar time deposits or certificates of deposit maturing within one year from the date of acquisition thereof or money market deposit accounts issued by commercial banks incorporated under the laws of the United States of America or any state thereof or the District of Columbia, each of which banks (collectively, the "Permitted Banks") shall, as of any date of determination (1) have combined capital and surplus in excess of $500,000,000 and (2) have been assigned a rating on its long-term certificates of deposit of either "A-2" or higher by Moody's Investors Service, Inc. or "All or higher by Standard & Poor's Corporation;

               (E)    Investments in a Subsidiary;

               (F) Investments made as a result of settlements or compromises of accounts receivable or trade payables in the ordinary course of business; and

               (G) Investments made in oil and gas partnerships, limited liability companies and joint ventures in the ordinary course of business.

               "Restricted Payment" shall mean any payment or declaration of any dividend or other distribution on shares of any class of the Company's capital stock or any payment or distribution on account of the redemption, purchase or other acquisition of shares of any class of the Company's capital stock, or any warrant, option or other right to acquire such shares, or any other payment or distribution made in respect thereof, either directly or indirectly (other than distributions payable solely in shares of the Company's common stock or warrants, options or other rights to acquire such shares).

               "SEC Reports" shall have the meaning specified in
Section 2.2.

               "Securities" shall have the meaning specified in
Section 1.1.

               "Securities Act" shall mean the Securities Act of 1933, as amended.

               "Security Register" shall have the meaning specified in
Section 13.

               "Senior Indebtedness" shall mean principal of, premium (if any) and interest on and claims in respect of all Indebtedness of the Company for borrowed money, whether now existing or hereafter arising, which by its terms is not subordinate and junior in right of payment to, or on a parity in right of payment with, the Notes, including without limitation Indebtedness outstanding under the Company's Second Restated Revolving Credit Loan Agreement, dated as of March 31, 1994, between the Company and Bank One, Texas, N.A., as such agreement may be extended, renewed, modified or amended from time to time.

               "Series A Notes" shall have the meaning specified in
Section 1.1.

               "Series B Notes" shall have the meaning specified in
Section 1.1.

               "Series B Share Reservation Date" shall mean the date on which authorized capital stock of the Company shall have been increased (as evidenced by the filing and effectiveness of an amendment to the Certificate of Incorporation of the Company) so that a sufficient number of shares of Common Stock shall be reserved for issuance upon conversion of the Series B Notes pursuant to Section 11.1.

               "Series C Notes" shall have the meaning specified in
Section 1.1.

               "Shares" shall have the meaning specified in Section
1.1.

               "Subsidiary" of any Person shall mean any corporation or other entity a majority of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by such Person and/or one or more of its Subsidiaries. Except as otherwise expressly indicated herein, references to Subsidiaries shall mean Subsidiaries of the Company.

               "Transaction Documents" shall mean this Agreement, the Notes, the Certificate of Designation and the Registration Rights
Agreement.

               "Voting Stock" shall mean, with respect to any Person, any shares of stock or other equity interests of any class or classes of such Person whose holders are entitled under ordinary circumstances (irrespective of whether at the time stock or other equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) to vote for the election of a majority of the directors, managers, trustees or other governing body of such Person.

               "Wholly-owned Subsidiary" shall mean any Subsidiary all of the equity ownership of which (other than directors' qualifying shares required by law) is at the time owned by the Company and/or one or more other Wholly-owned Subsidiaries.

               SECTION 9.2. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, all computations made pursuant to this Agreement shall be made in accordance with GAAP and all balance sheets and other financial statements with respect thereto shall be prepared in accordance with GAAP consistently applied. Except as otherwise expressly provided, any consolidated financial statement or financial computation shall be done in accordance with GAAP; and, if at the time that any such statement or computation is required to be made the Company shall not have any Subsidiary, such terms shall mean a financial statement or a financial computation, as the case may be, with respect to the Company only.

               SECTION 10. EVENTS OF DEFAULT; REMEDIES.

               SECTION 10.1. Events of Default; Acceleration of Maturity and Rescission. If any of the following Events of Default shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

               A. default shall be made in the due and punctual payment of any principal of or premium, if any, on any Note when and as the same shall become due and payable, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; or

               B. default shall be made in the due and punctual payment of any interest on any Note when and as the same shall become due and payable and such default shall have continued for a period of five days; or

               C. default shall be made in the due performance or observance of any term, covenant or agreement contained in Section 5.3, 6F or 8.5 to 8.8, inclusive; or

               D. default shall be made in the due performance or observance of any other term, covenant or agreement contained in this Agreement or any other Transaction Document and such default shall have continued for a period of 30 days; or

               E. the Company or any Subsidiary shall default beyond any applicable grace period in any payment of principal of or premium or interest on any Indebtedness (other than the Notes) or in the due performance or observance of any provision contained in any agreement relating to such Indebtedness the effect of which is (1) to cause (or to permit the holder of such Indebtedness or a trustee to cause) such Indebtedness to become or be declared due and payable prior to its stated maturity or (2) to require (or to permit such holder or trustee to require) the repayment or repurchase of such Indebtedness prior to its stated maturity; or

               F. any representation or warranty made by the Company or.any Subsidiary in this Agreement or any other Transaction Document or in any certificate or other writing furnished pursuant hereto or thereto shall prove to have been false, incorrect or misleading in any material respect on the date as of which made; or

               G. the Company or any Subsidiary shall (1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property,
(2) admit in writing its inability to pay its debts as such debts become due,
(3) make a general assignment for the benefit of its creditors, (4) commence a voluntary case under any law relating to bankruptcy, insolvency or reorganization, (5) file a petition seeking to take advantage of any other law providing for the relief of debtors, (6) fail to controvert in a timely or appropriate manner (but within 30 days in any event), or acquiesce in writing to, any petition filed against it in an involuntary case under any law relating to bankruptcy, insolvency or reorganization, (7) take any action under the laws of its jurisdiction of incorporation analogous to any of the foregoing, or (8) take any corporate action for the purpose of effecting any of the foregoing; or

               H. a proceeding or case shall be commenced against the Company or any Subsidiary, without the application or consent of the Company or such Subsidiary in any court of competent jurisdiction seeking (1) its liquidation, reorganization, dissolution or winding up, or composition or readjustment of its debts, (2) the appointment of a trustee, receiver, custodian, liquidator, encumbrancer or the like of it or of all or any substantial part of its assets or (3) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 60 days; or an order for relief shall be entered in an involuntary case under any law relating to bankruptcy, insolvency or reorganization against the Company or any Subsidiary; or

               I. final judgment for the payment of money shall be rendered by a court of competent jurisdiction against the Company or any Subsidiary and such judgment shall not be discharged or execution thereof stayed pending appeal within 60 days from the date of entry thereof or within such longer period as is specified in such judgment, or in the event of such a stay, such judgment shall not be discharged within 60 days after such stay expires, and such judgment (net of insurance proceeds applied thereto or, if the insurer has admitted liability, payable with respect to the discharge thereof) shall equal or exceed $500,000;

then U.) upon the occurrence of any Event of Default described in Subsection G or H, the unpaid principal amount of all Notes, together with the interest accrued thereon and an amount equal to the Additional Amount (as hereinafter defined) in respect of each such Note, shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, or (ii) upon the occurrence and during the continuance of any other Event of Default, the Required Holders may, by written notice to the Company, declare the unpaid principal amount of all Notes to be, and the same shall forthwith become, due and payable, together with the interest accrued thereon and an amount equal to the Additional Amount in respect of each such Note, without presentment, further demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, provided that during the existence of an Event of Default described in Subsection A or B above with respect to any Note, the holder of such Note may, by written notice to the Company declare such Note to be, and the same shall forthwith become, due and payable, together with the interest accrued thereon and an amount equal to the Additional Amount, without presentment, further demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company. If any holder of any Note shall exercise the option specified in the proviso to the preceding sentence, the Company will forthwith give written notice thereof to the holders of all other outstanding Notes and each such holder may (whether or not such notice is given or received), by written notice to the Company, declare the unpaid principal amount of all Notes held by it to be, and the same shall forthwith become, due and payable, together with the interest accrued thereon and an amount equal to the Additional Amount, without presentment, further demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company.

               For purposes of this Section, the term "Additional Amount" shall mean, with respect to any Note to the extent not prohibited by applicable law, an amount equal to the prepayment premium that would be payable with respect to such Note if the

Company had elected to prepay such Note in full pursuant to Section 5.1 on the date of acceleration.

               The provisions of this Section are subject, however, to the condition that if, at any time after any Note shall have become declared due and payable, the Company shall pay all arrears of interest on the Notes and all payments on account of the principal of and premium (if any) on the Notes which shall have become due otherwise than by acceleration (with interest on such principal, premium (if any) and, to the extent permitted by law, on overdue payments of interest, at the respective rates specified in the Notes with respect to overdue payments) and an additional amount sufficient to reimburse the holders of the Notes for the reasonable costs and expenses incurred in connection with any such declaration, and all Events of Default (other than nonpayment of principal of, premium, if any, and accrued interest on Notes due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 15, then, and in every such case, the Required Holders, by written notice to the Company, may rescind and annul any such acceleration of Notes and its consequences; but no such action shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

               SECTION 10.2. Suits for Enforcement. If any Event of Default shall have occurred and be continuing, the holder of any of the Securities may proceed to protect and enforce its rights, either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in the other Transaction Documents or in aid of the exercise of any power granted in this Agreement or in the other Transaction Documents, or the holder of any Security may proceed to enforce the payment of all sums due upon such Security or to enforce any other legal or equitable right of the holder of such Security.

               Without limiting the generality of Section 19.1, the Company covenants that, if default shall be made in the making of any payment due under any Security or in the performance or observance of any agreement contained in this Agreement or the other Transaction Documents, the Company will pay to each holder of Securities such further amounts, to the extent lawful, as shall be sufficient to pay all costs and expenses of collection or of otherwise enforcing such holder's rights under this Agreement or the other Transaction Documents, including counsel fees.

               SECTION 10.3. Remedies Cumulative. No remedy herein conferred upon you or the holder of any Security is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

               SECTION 10.4. Remedies Not Waived. No course of dealing between the Company and you or the holder of any Security and no delay or failure in exercising any rights hereunder or under any other Transaction Document in respect of such Security shall operate as a waiver of any of your rights or the rights of any holder of such Security.

               SECTION 11. CONVERSION AND EXCHANGE OF NOTES;
ANTIDILUTION PROVISIONS.

               SECTION 11.1. Conversion of Notes. A. Each Note will be convertible, at any time in the case of a Series A Note or Series C Note and on or at any time after the Series B Share Reservation Date in the case of a Series B Note, at the option of the holder thereof, into such number of whole shares of Common Stock as is equal to the unpaid principal amount of such Note divided by the conversion price of $2.75 per share of Common Stock, subject to adjustment as described in Section 11.3 (the "Conversion Price"). The Company will pay to the holder of each Note being so converted all accrued and unpaid interest on such Note to the date of such conversion. Notes called for prepayment pursuant to Section 5.1 will not be convertible after the close of business on the Business Day preceding the date fixed for such prepayment, unless the Company defaults in payment of the amount due upon such prepayment.

               B. If at any time after August 20, 1998 the Common Stock is listed on a national securities exchange or trades in the National Market System or in the over-the-counter market, and for a period of at least 60 consecutive trading days commencing on or after August 20, 1998 the closing sale price of the Common Stock reported on such exchange or in the National Market System or the average of the bid and asked prices of the Common Stock in the over-the-counter market equals or exceeds 125% of the Target Price (as below defined) then in effect, the Company may convert the Notes, as a whole but not in part, into the respective numbers of whole shares of Common Stock specified in Subsection A above at the Conversion Price then in effect. For purposes of this Section 11.1, the term "Target Price" means, as of any date of determination, the product of (1) the applicable prepayment price set forth in
Section 5.1 (expressed as a percentage of the principal amount to be prepaid, including any prepayment premium) and (2) the Conversion Price then in effect.

        Notice of such conversion (a "Mandatory Conversion Notice") shall be given to the holders of the Notes within ten days following the completion of the 60-day trading period referred to in the foregoing paragraph and shall specify (1) price information with respect to the Common Stock for such 60-day trading period in sufficient detail to establish the availability of the Company's right to convert the Notes into shares of Common Stock pursuant to this Subsection B, (2) the date fixed for such conversion, which shall be the tenth Business Day following such notice (the "Mandatory Conversion Date"), (3) the place where the Notes are to be surrendered for shares of Common Stock and
(4) that interest accrued on the Notes to and including the Mandatory Conversion Date shall be paid on the Mandatory Conversion Date to such holders and that interest will cease to accrue on the Mandatory Conversion Date, but neither failure to give such notice, nor any defect therein or in the giving thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for conversion with respect to the other holders. If any Mandatory Conversion Notice has been given pursuant to this Subsection 3, then (unless the Company defaults in issuing shares of Common Stock in exchange for the Notes or fails to pay accrued and unpaid interest on the Notes as set forth in the following paragraph of this Subsection 3 and notwithstanding that any Notes have not been surrendered for conversion) on the Mandatory Conversion Date the holders of the Notes will (a) cease to be holders of such Notes and will have no interests in or claims against the Company by virtue thereof (except the right to receive shares of Common Stock in exchange therefor and accrued and unpaid interest thereon to the Mandatory Conversion Date) and will have no voting, conversion or other rights with respect to such Notes and the Notes will no longer be outstanding and (b) be treated for all purposes as the record holders of shares of Common Stock.

               No Notes may be converted into shares of Common Stock pursuant to this Subsection B unless the Company has paid all accrued and unpaid interest on the Notes to and including the Mandatory Conversion Date.

               SECTION 11.2. Exchange of Convertible Preferred Stock for Series C Notes. Notwithstanding any provisions of Section 8 of the Certificate of Designation to the contrary, the Company will not issue any Series C Notes in exchange for Shares unless:

               A. the Company shall have obtained from Weil, Gotshal Manges or other outside counsel to the Company satisfactory to the Required Preferred Stockholders, a favorable opinion in a form satisfactory to the Required Preferred Stockholders substantially to the effect set forth in Exhibit F attached hereto and containing no qualifications or limitations unsatisfactory to the Required Preferred Stockholders (it being understood, however, that qualifications routinely included in opinions of such counsel as to the enforceability of securities evidencing indebtedness at the time such opinion is delivered will be deemed to be satisfactory to the Required Preferred Stockholders);

               B. at the time of such exchange and after giving effect thereto, the Company shall not (1) be insolvent, (2) have an unreasonably small capital to conduct its business, and (3) have liabilities (including contingent, unmatured and subordinated liabilities) that are beyond its ability to pay as such liabilities mature;

               C. after giving effect to such exchange, the capital of the Company shall not and would not be impaired within the meaning of
        Section 160 of the General Corporation Law of the State of Delaware or any successor provision as at the time in effect; and

               D. such exchange shall not involve the Company in any prohibited transaction (as such term is defined in Section 4975(c)(1)(A), (B), (C) or (D) of the Code or Section 406(a) of ERISA) that could subject the Company or any holder of a Series C Note to any tax or penalty on prohibited transactions imposed under said Section 4975 of the Code or
        Section 502 of ERISA.

               SECTION 11.3. Antidilution Provisions; Accrued Interest and Fractional Shares; Mechanics of Conversion; No Impairment;
Etc. A. The Conversion Price is subject to adjustment from time to time as follows:

               (1) In case the Company shall (a) pay a dividend or make a distribution on Common Stock in shares of Common Stock, (b) subdivide its outstanding shares of Common Stock into a greater number of shares or (c) combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such action shall be adjusted as provided below so that the holder of any security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such holder would have received or been entitled to receive immediately following such action had such security been converted immediately prior thereto. An adjustment made pursuant to this Subsection A shall become effective immediately, except as provided in Subsection D below, after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

               (2) In case the Company shall issue rights, warrants or options to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date therefor) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share (as determined pursuant to clause (4) below) of the Common Stock on the record date for the determination of holders entitled to receive such rights, warrants or options, the Conversion Price shall be adjusted to a price, computed to the nearest cent, so that the same shall equal the price determined by multiplying:

                      (a) the Conversion Price in effect immediately prior to
               the date of issuance of such rights, warrants or options by a fraction, of which

                      (b) the numerator shall be W the number of shares of
               Common Stock outstanding on the date of issuance of such rights, warrants or options immediately prior to such issuance, plus (ii) the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price (determined by multiplying such total number of shares by the sum of the exercise price of such rights, warrants or options plus the fair market value of any consideration paid to the Company for such rights, warrants or options and dividing the product so obtained by such Current Market Price), and of which

                      (c) the denominator shall be W the number of shares of
               Common Stock outstanding on the date of issuance of such rights, warrants or options, immediately prior to such issuance, plus
               (ii) the number of additional shares of Common Stock which are so offered for subscription or purchase.

Such adjustment shall become effective immediately, except as provided in clause
(5) below, after the record date for the determination of holders entitled to receive such rights, warrants or options.

               (3) In case the Company shall distribute to all or substantially all holders of Common Stock documents or instruments evidencing indebtedness, equity securities (including equity interests in a Subsidiary) other than Common Stock, or other assets (other than ordinary cash dividends out of earnings), or shall distribute to all or substantially all holders of Common Stock rights, warrants or options to subscribe to securities (other than those referred to in clause (2) above), then in each such case the Company shall pay to the holder of each Note such holder's pro rata share, on an As Converted Basis in respect of such Note, of such distributions.

               (4) For the purpose of any computation under clause (2) above, the "Current Market Price" per share of Common Stock on any date of determination shall be deemed to be the average of the last sale prices of a share of Common Stock for the five consecutive trading days commencing not more than 20 trading days before the day (the "Benchmark Date") which is the earlier of (a) such date of determination and (b) the day immediately preceding the "ex" date with respect to the issuance or distribution requiring such computation, and ending not later than the Benchmark Date. For purposes of this clause (4), the term "'ex' date", when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the principal national securities exchange on which the Common Stock is listed or admitted to trading (or if not so listed or admitted on NASDAQ or a similar organization if NASDAQ is no longer reporting trading information) without the right to receive such issuance or distribution.

               (5) In any case in which this Section 11.3 shall require that an adjustment be made immediately following a record date, the Company may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Company shall, with respect to any security converted after such record date and before such adjustment shall have become effective (a) defer making any cash payment or issuing to the holder of such security the number of shares of Common Stock and other capital stock of the Company issuable upon such conversion in excess of the number of shares of Common Stock and other capital stock of the Company issuable thereupon only on the basis of the Conversion Price prior to adjustment, and (b) not later than five Business Days after such adjustment shall have become effective, pay to such holder the appropriate cash payment and issue to such holder the additional shares of Common Stock and other capital stock of the Company issuable on such conversion.

               (6) No adjustment in the Conversion Price shall be required if securityholders are to participate in the transaction on a basis and with notice that the Board of Directors determines in good faith to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. In addition, no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least it in the Conversion Price, provided that any adjustment which by reason of this clause (6) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
        Section 11 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

               (7) whenever the Conversion Price is adjusted as herein provided, the Company shall promptly give each holder of Notes a notice setting forth the Conversion Price after such adjustment and setting forth in reasonable detail the facts requiring such adjustment and the calculations on which the adjustment is based.

               (8) At its option, the Company may make such reduction in the Conversion Price, in addition to those otherwise required by this Section 11.3, as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes; provided that, any such reduction shall not be effective until written evidence of the action of the Board of Directors authorizing such reduction shall be filed with the secretary of the Company and notice thereof shall have been given to each holder of Notes.

               B. If any transaction shall occur, including without limitation
(1) any recapitalization or reclassification of shares of Common Stock (other than a change in par value, or from no par value to par value, or as a result of a subdivision or combination of the Common stock), (2) any consolidation, merger or amalgamation of the Company with or into another person or any merger of another person into the Company (other than a merger that does not result in a reclassification, conversion, exchange pre-cancellation of Common Stock), (3) any sale or transfer of all or substantially all of the assets of the Company, or (4) any compulsory share exchange, pursuant to any of which holders of Common Stock shall be entitled to receive other securities, cash or other property, then appropriate provision satisfactory to the Required Holders shall be made so that the holder of each Note then outstanding shall have the right thereafter to convert such Note only into the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, amalgamation, sale, transfer, or share exchange by a holder of the number of shares of Common Stock issuable upon conversion of such Note immediately prior to such recapitalization, reclassification, consolidation, merger, amalgamation, sale, transfer or share exchange, after giving effect to any adjustment in the Conversion Price in accordance with this Section 11.3, and the Company shall not enter into any such consolidation, merger, amalgamation or sale, unless the company formed by such consolidation or amalgamation or resulting from such merger or that acquires such assets or that acquires the Company's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments that, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent documents, shall be as nearly equivalent as may be practicable to the relevant adjustments provided for in this Section 11.3.

               C. Interest shall cease to accrue on the Notes surrendered for conversion into Common Stock pursuant to Section 11.1A or required to be converted pursuant to Section 11.1B. No fractional shares of Common Stock shall be issued upon conversion of any Note. In lieu of any fractional shares to which the holder of any Note would otherwise be entitled, the Company shall, after aggregation of all fractional share interests held by each holder, pay cash equal to such remaining fractional interest multiplied by the fair market value (determined in good faith by the Board of Directors and described in a resolution of the Board of Directors) of such share at the time of conversion.

               D. Before any holder of a Note shall be entitled to convert the same into shares of Common Stock pursuant to Section 11-1A and to receive certificates therefor, such holder shall surrender such Note to be converted at the office of the Company where the Security Register is maintained pursuant to Section 13 or at the place of payment named in such Note, and shall give written notice to the Company at such office or place of payment that such holder elects to convert the same. Such conversion pursuant to Section 11.1A shall be deemed to have been made immediately prior to the close of business on the date of such surrender and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. The Company shall, within five Business Days after such surrender (or, in the case of a mandatory conversion pursuant to Section 11.13, on the Mandatory Conversion Date), issue and deliver at such office or place of payment to the holder of such Note (or to any other person specified in the notice delivered by such holder), a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to such holder for any cash amounts payable as the result of a conversion into fractional shares of Common Stock. In case any Note shall be surrendered for conversion of only a part of the unpaid principal amount thereof, the Company shall deliver within five Business Days at such office or place of payment a new Note or Notes, as may be requested by such holder and payable to such holder, in the same aggregate unpaid principal amount as the unpaid principal amount of the Note so surrendered which is not being converted. Notwithstanding the foregoing, the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any Notes (other than a mandatory conversion pursuant to Section 11.1B) unless such Note is either delivered to the Company or the Company shall have received evidence pursuant to Section 14 that such Note has been lost, stolen, destroyed or mutilated and an indemnity satisfactory to the Company pursuant to said Section. The issuance of certificates of shares of Common Stock issuable upon conversion of Notes shall be made without charge to the converting holder for any tax imposed in respect of the issuance thereof, provided that the Company shall not be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the Notes being converted, and provided further that the Company in no event shall be required to pay any income taxes which may be incurred by any holder upon such conversion or transfer.

               E. The Company will not, through any reorganization, transfer of assets, consolidation, merger, amalgamation, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Section 11 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Notes against impairment.

               SECTION 12. SUBORDINATION OF NOTES.

               SECTION 12.1. General. Notwithstanding any provision of this Agreement or the Notes to the contrary, payments of the principal of and premium, if any, and interest on the Notes shall be subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness to the extent and in the mariner provided in this Section.

               SECTION 12.2. Effects of Certain Defaults in Respect of Senior Indebtedness. A. If the Company shall default in the payment of any principal of, or premium, if any, or interest on or other amount with respect to any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), then, during a period commencing on the date on which the Company shall have received written notice of such Payment Default from the holder or holders of at least 25% of the aggregate unpaid principal amount of all Senior Indebtedness and continuing until such Payment Default shall have been remedied or waived or shall have ceased to exist, no direct or indirect payment by the Company from any source whatsoever shall be made on account of the principal of, or premium, if any, or interest on or other amount with respect to, any Note.

               B. Upon the happening of a default under any restrictive covenant with respect to any Senior Indebtedness (a "Material Senior Non-payment Default") and unless and until such Material Senior Non-payment Default shall have been remedied or waived or shall have ceased to exist, no direct or indirect payment by the Company from any source whatsoever shall be made on account of the principal of, or premium, if any, or interest on or other amount with respect to, any Note, during a period of 180 days after the Company shall have received written notice of such Material Senior Non-payment Default (which notice shall expressly state that it is being delivered under this Section 12.2B) from the holder or holders of at least 25% of the aggregate unpaid principal amount of all Senior Indebtedness, provided that only one notice may be given for purposes of initiating such 180-day period pursuant to the terms of this Section 12.2B in any 365-day period.

               SECTION 12.3. Insolvency, Etc. In the event of any liquidation, reorganization, dissolution, winding up or composition or readjustment of the Company or its securities (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation, receivership proceedings, or upon a general assignment for the benefit of the Company's creditors or any other marshalling of the assets and liabilities of the Company, or otherwise), all Senior Indebtedness (including any claim for interest thereon accruing at the contract rate after the commencement of any such proceedings and any claim for additional interest that would have accrued thereon but for the commencement of such proceedings, in either case to the extent such claim shall be allowed in such proceedings) shall first be paid in full before any direct or indirect payment or distribution, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which are subordinate, at least to the extent provided in this Section 12 with,respect to the Notes, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect of such Senior Indebtedness under any such plan of reorganization or readjustment), is made in respect of any Note, and any cash, securities or other property (other than securities subordinated as aforesaid) which would otherwise (but for these subordination provisions) be payable or deliverable in respect of the Notes directly or indirectly by the Company from any source whatsoever shall be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including claims for interest and additional interest as aforesaid) shall have been paid in full.

               SECTION 12.4. Turnover of Payments. If (A) any payment or distribution shall be collected or received by any holder of a Note in contravention of any of the terms of this Section 12 and prior to the payment in full of Senior Indebtedness at the time outstanding and (B) any holder of such Senior Indebtedness (or any authorized agent thereof) shall have notified such holder of a Note of the facts by reason of which such collection or receipt so contravenes this Section 12, such holder of a Note will deliver such payment or distribution, to the extent necessary to pay all such Senior Indebtedness in full, to the holders of such Senior Indebtedness and, until so delivered, the same shall be held in trust by such holder of a Note as the property of the holders of such Senior Indebtedness. If after any amount is delivered to the holders of Senior Indebtedness pursuant to this Section 12.4, which amount has not been applied to the payment of Senior Indebtedness, and the outstanding Senior Indebtedness shall thereafter be paid in full by the Company or otherwise, other than pursuant to this Section 12.4, the holders of Senior Indebtedness shall return to such holder of a Note an amount equal to the amount delivered to such holders of Senior Indebtedness pursuant to this Section 12.4 which has not been so applied.

               SECTION 12.5. No Prejudice or Impairment. No present or future holder of any Senior Indebtedness shall be prejudiced in the right to enforce subordination of the Notes by any act or failure to act on the part of the Company. The holders of Senior Indebtedness may, without notice to or consent of you or any other holder of any of the Notes, extend, renew, modify or amend the terms of such Senior Indebtedness (including changing the terms of payment) or any security therefor and release, sell or exchange such security or release any person in any manner liable for such Senior Indebtedness and otherwise deal freely with the Company, all without affecting the obligations of the Company under this Agreement and the other Notes and, so long as such Indebtedness constitutes Senior Indebtedness, all without affecting the subordination provisions contained in this Section 12. Nothing contained herein shall impair, as between the Company and the holder of any Note, the obligation of the Company to pay to the holder thereof the principal thereof and premium, if any, and interest thereon as and when the same shall become due and payable in accordance with the terms thereof, or, except as provided herein, prevent the holder of any Note from exercising all rights, powers and remedies otherwise permitted by applicable law or thereunder upon the happening of an Event of Default, all subject to the rights of the holders of Senior Indebtedness to receive cash, securities or other property otherwise payable or deliverable to the holders of the Notes directly or indirectly by the Company from any source whatsoever.

               SECTION 12.6. Payment of Senior Indebtedness, Subrogation, Etc. Upon the payment in full of all Senior Indebtedness, the holders of the Notes shall be subrogated to all rights of the holders of Senior Indebtedness to receive any further payments or distributions applicable to Senior Indebtedness until the Notes shall, have been paid in full, and, for the purposes of such subrogation, no payment or distribution received by the holders of Senior Indebtedness of cash, securities, or other property to which the holders of the Notes would have been entitled except for this Section 12 shall, as between the Company and its creditors other than the holders of

Senior Indebtedness, on the one hand, and the holders of the Notes, on the other hand, be deemed to be a payment or distribution by the Company on account of Senior Indebtedness.

               SECTION 12.7. Miscellaneous. The subordination provisions contained in this Section 12 are for the benefit of the holders of Senior Indebtedness and, so long as any Senior Indebtedness is outstanding under any agreement, may not be rescinded, cancelled or modified adversely to the interests of the holders of Senior Indebtedness without the prior written consent thereto of the holders of the requisite percentage of Senior Indebtedness as provided in such agreements under which any Senior Indebtedness is outstanding.

               SECTION 13. REGISTRATION, TRANSFER AND EXCHANGE OF SECURITIES; RESTRICTIVE LEGENDS TRANSFER RESTRICTIONS. The Company will keep at the Company's principal office, or at such other office or agency in the United States as the Company may from time to time designate in writing to the holders of the Securities a register (the "Security Register") in which, subject to such reasonable regulations as it may prescribe, but at its expense (other than transfer taxes, if any), it will provide for the registration and transfer of Shares and Notes.

               Whenever a Note shall be surrendered either at such office of the Company or at the place of payment named in such Note, for transfer or exchange, within five Business Days thereafter the Company will execute and deliver in exchange therefor a new Note or Notes, as may be requested by such holder, in the same aggregate unpaid principal amount as the unpaid principal amount of the Note so surrendered. Each such new Note shall be payable to such Person as such holder may request. Each Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing. Any Note issued in exchange for any other Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, and neither gain nor loss of interest shall result from any such transfer or exchange. Any transfer tax relating to such transaction shall be paid by the holder requesting the exchange.

               The certificates evidencing the shares of Convertible Preferred Stock and the shares of Common Stock issuable upon conversion of the Securities shall bear at the time of issuance a legend in substantially the following form:

               "This security has not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and this security may not be sold, transferred or otherwise disposed of in the absence of such registration or an exemption therefrom under said Act and laws and the respective rules and regulations thereunder. The transferability of this security is also subject to restrictions contained in a Securities Purchase Agreement and a Registration Rights Agreement which agreements the Company will furnish to the holder of this security upon request."

               You agree that the Company shall not be required to register the transfer of any Security to any Person (other than your nominee) unless the Company receives prior written notice of such transfer and an opinion of legal counsel (which may be your in-house counsel) in a form reasonably satisfactory to the Company stating that such transfer is not subject to Section 5 of the Securities Act of 1933, as amended.

               The Company and any agent of the Company may deem and treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of the principal of and premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue and the Company shall not be affected by notice to the contrary.

               SECTION 14. LOST, ETC., NOTES. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Note, and (in case of loss, theft or destruction) of indemnity satisfactory to it, and upon surrender and cancellation of such Note, if mutilated, within five Business Days thereafter the Company will deliver in lieu of such Note a new Note in a like unpaid principal amount, dated as of the date to which interest has been paid thereon or dated the date of the lost, stolen, destroyed or mutilated Note if - no interest shall have been paid thereon. In the case of you or any-other institutional investor holder of a Note, your or such holder's unsecured agreement of indemnity shall be deemed satisfactory to the Company.

               SECTION 15. AMENDMENT AND WAIVER. A. Any provision of this Agreement or the other Transaction Documents may, with the consent of the Company, be amended or waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the Required Holders and the Required Preferred Stockholders, provided that provisions hereof or of the other Transaction Documents affecting only the Convertible Preferred Stock or the Notes may, with the consent of the Company, be so amended or waived by the Required Preferred Stockholders or the Required Holders, as the case may be, acting alone, and provided further that

               (1)    no such amendment or waiver shall

                      (a) change the rate or time of payment of interest on any
               of the Notes, change the number or the method of calculating the number of shares of Common Stock that may be purchased upon conversion of any Security, chance the amount or time of payment or prepayment of any of the Notes or affect the premium payable on any prepayment or purchase of a Note, or modify Section 16, without the consent of the holder of each Security so affected,

                      (b) modify any of the provisions of this Agreement with
               respect to the payment or prepayment or purchase of Notes, or change the percentage of the principal amount of the Notes the holders of which are required with respect to any such amendment or to effectuate any such waiver, or to accelerate any Note or Notes, without the consent of the holders of all of the Notes then outstanding, or

                      (c) be effective prior to the Closing Date without your
               consent, and

               (2) no such waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.

               B. Any amendment or waiver pursuant to Subsection A above shall apply equally to all of the holders of the Shares or Notes, as the case may be, and shall be binding upon them, upon each future holder of any such Security and upon the Company, in each case whether or not a notation thereof shall have been placed on any Security.

               C. The Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the other Transaction Documents unless each holder of a Security affected thereby (irrespective of the number of shares of Preferred Stock or the principal amount of Notes, as the case may be, then held by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any amendment or waiver effected pursuant to the provisions of this Section shall be delivered by the Company to each holder of Securities forthwith following the date on which the same shall have become effective. Neither the Company nor any of its Affiliates will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of a type of Security as consideration for or as an inducement to the entering into by such holder of any such amendment or waiver unless such remuneration is concurrently paid ratably to the holders of all of the Securities of such type then outstanding.

               D. For purposes of determining whether the holders of outstanding Securities of the requisite percentage of outstanding shares or unpaid principal amount at any time have taken any action authorized by this Section or otherwise by this Agreement, any Securities owned by the Company, any Subsidiary or any Affiliate of the Company shall not be deemed outstanding.

               SECTION 16. HOME OFFICE PAYMENT. Notwithstanding anything to the contrary in this Agreement or the Transaction Documents, so long as you or any nominee designated by you shall be the holder of any Security, the Company shall pay all amounts which become due and payable on such Security by wire or electronic funds transfer of immediately available funds to you at your address set forth in Schedule I by 11:00 A.M., New York City time, on the date any such amounts become due, or at such other place in the United States and in such other manner as you may designate by notice to the Company, without presentation or surrender of such Security. You agree that prior to the sale, transfer or other disposition of any Note, you will make notation thereon of the portion of the principal amount prepaid and the date to which interest has been paid thereon, or surrender the same in exchange for a Note or Notes aggregating the same principal amount as the unpaid principal amount of the Note so surrendered. The Company agrees that the provisions of this Section shall inure to the benefit of any other institutional investor holder of a Security (or nominee thereof) who shall have agreed to comply with the requirements of this Section.

               SECTION 17. LIABILITIES OF THE PURCHASER. Neither this
Agreement nor any disposition of any of the Securities shall be deemed to create any liability or obligation of you or any other holder of any of the Securities to enforce any provision hereof or of any of the other Transaction Documents for the benefit or on behalf of any other Person who may be the holder of any of the Securities.

               SECTION 18. CERTAIN TAXES. The Company agrees to pay all stamp, documentary or similar taxes which may be payable in respect of the execution and delivery of this Agreement or the other Transaction Documents (but not the transfer of any Security) or of any amendment of, or waiver or consent under or with respect to, this Agreement or any of the other Transaction Documents and will save you and all subsequent holders harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax. The obligations of the Company under this Section shall survive the payment of the Notes.

               SECTION 19. MISCELLANEOUS.

               SECTION 19.1. Expenses. The Company agrees, whether or not the transactions hereby contemplated shall be consummated, to pay all reasonable expenses incident to such transactions (including all document production costs and other expenses, the fees and disbursements of your special counsel for their services with relation to such transactions and for their services to"the Purchasers with relation to obtaining stockholder approval as contemplated by
Section 2.1C, the expenses of obtaining private placement numbers for the Securities and all out-of-pocket expenses in connection with the shipping to and-from your office or the office of your nominee of the Securities and upon any exchange or substitution pursuant to the provisions of this Agreement or the other Transaction Documents), and to reimburse you for any reasonable out-of-pocket expenses in connection therewith. The Company also agrees to pay all reasonable expenses incurred by you (including reasonable counsel and financial adviser fees) in connection with the enforcement and collection of the Notes, the enforcement of this Agreement or the other Transaction Documents, responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of any holder's having acquired any Security, including without limitation costs and expenses incurred in any bankruptcy case, and in connection with any amendment or requested amendment of, or waiver or consent or requested waiver or consent under or with respect to, this Agreement or any of the other Transaction Documents, whether or not the same shall become effective (it being understood and agreed that only one such special counsel for all holders of the Securities and one local counsel for such holders in each applicable jurisdiction shall be entitled to



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reimbursement hereunder). The obligations of the Company under this Section and Section 10.2 shall survive the payment of or other performance under any of the Transaction Documents

                      In furtherance of the foregoing, on the Closing Date the
               Company will pay or cause to be paid the fees and disbursements of your special counsel which are reflected in the statement of such special counsel submitted to the Company on or prior to the Closing Date. The Company will also pay, promptly upon receipt of supplemental statements therefor, additional fees, if any, and disbursements of such special counsel in connection with the transactions hereby contemplated (including disbursements unposted as of the Closing Date).

               SECTION 19.2. Reliance on and Survival of Representations. All agreements, representations and warranties of the Company or any Subsidiary contained herein and in any certificates or other instruments delivered pursuant to this Agreement shall (A) be deemed to have been relied upon by you, notwithstanding any investigation heretofore or hereafter made by you or on your behalf, and (B) shall survive the execution and delivery of this Agreement and the delivery of the Securities to you, and shall continue in effect so long as any Security is outstanding and thereafter as provided in Sections 18, 19.1 and 19.6.

               SECTION 19.3. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Company and its permitted successors and assigns hereunder, you and your successors and assigns, and, in addition, shall inure to the benefit of and be enforceable by all holders from time to time of the Securities, provided that the benefits of Sections 6, 7, 14 (as to satisfactory indemnity) and 16 shall be limited as provided therein.

               SECTION 19.4. Communications. Except as otherwise specifically provided herein, all notices and other communications provided for in this Agreement shall be in writing and shall be sent by confirmed facsimile transmission (hard copy to be sent by overnight mail on the date of such transmission) or delivered by hand or sent by a reputable overnight courier service prepaid (with confirmation of receipt).

               A. if to the Company, at 777 Taylor Street, Fort Worth, Texas 76102, or at such other address as the Company



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        may hereafter designate by notice to you and to each other holder of a Security at the time outstanding,

               B.     if to you, at your address as set forth in
        Schedule I or at such other address as you may hereafter designate by notice to the Company, or

               C. if to any other holder of a Security, at the address of such holder as it appears on the Security
        Register.

               Any notice or other communication herein provided to be given to the holders of all outstanding Securities shall be deemed to have been duly given if sent as aforesaid to each of the registered holders of the Securities at the time outstanding at the address for such purpose of such holder as it appears on Schedule I or the Security Register, as the case may be.

               SECTION 19.5. Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. A. The Company irrevocably submits to the non-exclusive in personam jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the other Transaction Documents. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the in personam jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

               B. The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Subsection A above brought in any such court shall be conclusive and binding upon the Company subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which the Company is or may be subject) by a suit upon such judgment.

               C. The Company consents to process being served in any suit, action or proceeding of the nature referred to in Subsection A above by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the



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Company at its address specified in Section 19.4 or at such other address of which you shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and
(2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to the Company. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

               D. Nothing in this Section 19.5 shall affect the right of any holder of Securities to serve process in any manner permitted by law, or limit any right that the holders of any of the Securities may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one Jurisdiction in any other jurisdiction.

               E. THE COMPANY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE SECURITIES, THE OTHER TRANSACTION DOCUMENTS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

               SECTION 19.6. Indemnification. The Company agrees, to the fullest extent permitted by applicable law, to indemnify, exonerate and hold you and each of your officers, directors, employees and agents (collectively the "Indemnitees" and individually an "Indemnitee") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including without limitation reasonable counsel fees and disbursements (collectively the "Indemnified Liabilities") incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to, any transaction financed or to be financed in whole or in part directly or indirectly with proceeds from the sale of any of the Securities, the obtaining of stockholder approval as contemplated by Section 2.1C or the execution, delivery, performance or enforcement of this Agreement, any other Transaction Document or any instrument contemplated hereby by any of the Indemnitees, except as to any Indemnitee for any such Indemnified Liabilities arising on account of such Indemnitee's gross negligence or willful misconduct; and if and to the extent the foregoing undertaking may be unenforceable for any reason, the Company agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities



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which is permissible under applicable law. The obligations of the Company under this Section shall survive payment of the Notes.

               SECTION 19.7. Governing Law. This Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

               SECTION 19.8. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms hereof.

               SECTION 19.9. Counterparts. This Agreement may be
-executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

               If you are in agreement with the foregoing, please sign the form of acceptance in the space below provided, whereupon this Agreement shall become a binding agreement between you and the Company.

                                Very truly yours,

                               ARCH PETROLEUM INC.


                               By
                                  President


The foregoing Agreement is hereby accepted as of the date first above written.

THE TRAVELERS INDEMNITY COMPANY


By  /s/  Allen R. Cantrell
  Title:  Investment Officer




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